U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

Dated: December 29, 2023

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Nano Mobile Healthcare, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

ONE BOSTON PLACE, SUITE 2600

BOSTON, MASSACHUSETTS, 62108

424-358-1046
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Udo Ekekeulu, Esq.
11432 South Street, #373

Cerritos, CA 90703

310-866-6018
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

5990	93-0659770
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER II

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED

December 29, 2023

Nano Mobile Healthcare, Inc.

ONE BOSTON PLACE, SUITE 2600

BOSTON, MASSACHUSETTS, 62108

424-358-1046

UP TO 4,315,000,000 SHARES OF COMMON STOCK

INCLUDING UP TO 315,000,000 SHARES TO BE SOLD BY SELLING

at a price range of $0.0002 to $0.001 per Share

Minimum Investment: $1,000

Maximum Offering: $4,315,000

SHAREHOLDERS SEE “SECURITIES BEING OFFERED” AT PAGE 44

See The Offering - Page 9 and Securities Being Offered - Page 29 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 3 THROUGH PAGE 17 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Price to Public (1)	Broker-Dealer discount and commissions (2)	Proceeds to issuer (3)	Proceeds to other persons (4)
Per share/unit	$ TBD	$ TBD	$ TBD	$ TBD
Minimum	$1,000	0	$1,000.00	None
Maximum	$4,315,000	$100,000.00	$3,900,000.00	$315,000.00

(1)	We currently estimate that the offering price for our shares of Common Stock will be between $0.0002 and $0.001 per share. On this cover page to the Offering Circular, we have assumed an offering price of $0.001 per share of Common Stock in this Offering, which is the highpoint of the price range between June 1, 2022 and May 31, 2023. $0.001 is the high point of the price range in the past twelve months. The Company will determine the offering price of the shares of Common Stock in this Offering after the qualification of the offering statement of which this Offering Circular forms a part, and the Company will sell the shares in this Offering at the fixed offering price that is determined by the Company after qualification for the duration of the offering. See “Plan of Distribution and Selling Security holders.”
(2)	The Company has not engaged anyone to act as the broker-dealer of record in connection with this Offering, but plan on hiring one who must be a member FINRA/SIPC. The Company has not hired anyone for underwriting or placement agent services. This includes about 2.5% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to the to-be-hired broker dealer who will also be providing certain administrative and compliance related functions in connection with this Offering. See “Plan of Distribution and Selling Security Holders” for details. If the Company is unsuccessful in engaging a broker dealer in connection with this offering, then the Company’s senior management will manage this offering. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.
(3)	The Company expects that, assuming an offering price of $0.001 per share and not including state filing fees, the minimum amount of expenses of the Offering that we will pay will be approximately $55,000. In the event that the maximum offering amount is sold, the total offering expenses will be approximately $100,000, not including state filing fees.
(4)	We currently estimate that the offering price for our shares of Common Stock will be between $0.0002 and $0.001 per share. On this cover page to the Offering Circular, we have assumed an offering price of $0.001 per share of Common Stock in this Offering, which is the highpoint of the price range. Elsewhere in this Offering Circular, we have also assumed an offering price of $0.001 per share, At $0.001 per share, the selling shareholders would be offering up to 315,000,000 shares of Common Stock after the Company has raised $1,000,000 in gross proceeds in this offering. This amount represents proceeds that will be received directly by the selling shareholders listed in this Offering Circular. See “Plan of Distribution and Selling Securityholders.” The selling shareholders will sell their shares in this Offering at the same stated, fixed price as the Company for the duration of the Offering, which price will be determined by the Company after the qualification of the offering statement of which this Offering Circular forms a part.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Nano Mobile Healthcare, Inc., a Delaware corporation (the “Company”). We are offering up to 4,000,000,000 being offered at a price to be determined after qualification pursuant to Rule 253(b). We have provided a bona fide estimate of $0.0002-$0.001 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 4,000,000,000 of Common Stock with a Maximum Offering of $4,000,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “VNTH”. On July 3, 2023, the last reported sale price of our common stock was $0.0002.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier II offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 3.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS). THE ISSUER HAS FILED AN APPLICATION TO REGISTER THE SECURITIES BY QUALIFICATION IN THE STATES OF COLORADO, NEW YORK, WYOMING.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification. We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering Price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. The statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

TABLE OF CONTENTS
SUMMARY	9

RISK FACTORS	12

DILUTION	38

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS	40

USE OF PROCEEDS TO ISSUER	43

THE COMPANY’S BUSINESS	45

THE COMPANY’S PROPERTY	59

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	60

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	66

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	66

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	67

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	67

SECURITIES BEING OFFERED	68

FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2022 and 2021	F-1

In this Offering Circular, the terms “Nano Mobile”, “VNTH”, “the Company”, “we”, “us”, and /or “our” refer to Nano Mobile Healthcare, Inc. .

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

Overview

Nano Mobile seeks to create a portfolio of residential and commercial properties with EV-charge-points across Los Angeles, California, Las Vegas, Nevada, and Boston, Massachusetts. The company will achieve its goal by acquiring existing properties and retrofitting them with EV-Charge-Points that will be available and open to all EV-drivers allowing them to recharge at affordable fees. Across its properties and those it has under lease or joint-venture agreement, the company intends to provide EV charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. Nano Mobile wants to be a crucial player in the clean transportation future and wherever it is possible, the company would pursue the goal of designing many of the proposed charging networks to be powered by renewable energy. Nano Mobile action-plan includes partnerships with other landlords, automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations.

The company was incorporated in the State of Delaware on April 21, 2010. We were initially in the business  of becoming a pharmaceutical manufacturer with the specific intention of bidding on South African government health care contracts and tenders. We abandoned that business plan when, on  November 7, 2013, Nanobeak, LLC, a Delaware limited liability company (formerly Nanobeak, Inc., a California corporation) (“Nanobeak”)  acquired a majority interest in our company through the stock purchase of a controlling interest in our company from Bayview Terrace Limited.

The Company had planned on developing a low cost point-of-care and screening device that will detect and analyze common  components from human breath and provide an early indication of chronic diseases such as heart failure and various forms of cancer, as well as contagious diseases such as strep  throat. The principles of operation were driven by technology developed by NASA. The sensor can connect via Bluetooth to any capable smart device  running  an  iOS or Android  operating  system. Development efforts  on  the sensor  were  concluded and  the device  is  now in a  clinical  environment.

On January 9, 2015 we redomiciled our company from Delaware to Delaware and changed our name to Nano Mobile Healthcare, Inc.

On August 2, 2021, Alpharidge Capital LLC, a California firm controlled by Mr. Frank I Igwealor acquired the control block of the Company in form of the 50,000,000 preferred shares with 85% Super-voting power. Following this change of control, the Company repivoted its business model and commenced the process of clearing all the convertible notes issued and outstanding which has been the reasons for the Company’s stunted growth.

Along the line, the Company had a change of direction and decided to move into the EV industry by providing easily accessible charging stations to user of Electric vehicles across California and other states. In connection with the Company’s entry into the EV industry, the Company pivoted away from healthcare and health-related business model to pursue a new strategic partnership involving owners of strategic commercial and rental real estate properties and manufacturers to install chargestations on premises of convenient stores, grocery stores and apartment buildings.

REGULATION A+

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “Nano Mobile Healthcare” “VNTH,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to Nano Mobile Healthcare, Inc. and its subsidiaries.

Business Overview

Nano Mobile seeks to be a provider of charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses.

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 13.

Issuer:	Nano Mobile Healthcare, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:	To be determined after qualification. We have provided a bona fide estimate of the expected range of the price per share of $0.0002-$0.001.

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$4,315,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:

A maximum of 4,315,000000 shares of our Common Stock (the “Maximum Offering”), at an offering price of $0.001 per share.

(a) Of the 4,315,000,000 shares available in this Offering, up to 4,000,000,000 shares are being offered by the Company.

(b) Of the 4,315,000,000 shares available in this Offering, up to 315,000,000 shares are being offered by existing shareholders.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, credit card, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	If we sell all of the Shares being offered, our net proceeds (after our estimated commissions, if any, but excluding our estimated Offering expenses) will be approximately $4,000,000. We will use these net proceeds the execution of our business plan, expenses associated with the marketing and advertising of the Offering, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “VNTH”.

Transfer Agent and Registrar:	Pacific Stock Transfer Co. is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	3,273,765,298 Shares
Common Stock in this Offering	4,000,000,000
Stock to be outstanding after the offering (2)	7,273,765,298 Shares

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Important Information – No Required Minimum Amount of Shares Must be Sold

There is no required minimum amount of Shares that must be sold in this offering. As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds we will receive from this offering.

Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

·	We have incurred significant net losses over the years, and have never generated any profits since inception. We cannot assure you that we would become profitable operation anytime in the future.
·	If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.
·	Our success depends on our ability to uphold the reputation of our senior management to oversee optimal implementation of our business plan.
·	If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated brands and products, we may not be able to maintain or increase our sales or achieve profitability.
·	Our results of operations could be materially harmed if we are unable to accurately forecast demand for EV products.
·	We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue.
·	We rely on few third-party OEM manufacturers, to produce our EV products, and the loss of, or disruption in, this manufacturer could have a material adverse effect on our business and operations.
·	If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.
·	Nano Mobile depends on lease/licensing agreement for its EV charge stations, which, if terminated, would impair its ability to continue its operations.
·	The impact of the coronavirus or any other pandemic could affect our supply chain and/or consumer behavior.
·	Our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices.
·	Our sales and gross margins may decline as a result of increasing lease costs.
·	We may be subject to liability if we infringe upon the intellectual property rights of third parties.
·	We will likely need to raise additional capital required to grow our business, and we may not be able to raise capital on terms acceptable to us or at all.
·	Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.
·	Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.
·	Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
·	Organizations face growing regulatory and compliance requirements.
·	Investors in this Offering are bound by the governing law and jurisdiction provision contained in the subscription agreement, which limits an investor’s ability to bring lawsuits in connection with this Offering.

Nano Mobile Healthcare, Inc. Has No Bad Actor Event to Disclose.

Rule 262(d) Disclosure of prior “bad actor” events, requires an issuer to include in the offering circular a description of any matters that would have triggered disqualification under paragraphs (a)(3) and (5) of the section but occurred before June 19, 2015. Nano Mobile Healthcare, Inc. (“VNTH”) has used diligence to evaluate all the activities of its officers and board members and found no reportable activity that would constitute a bad actor event. VNTH exercised reasonable care in making factual inquiry into whether any disqualifications exist, but found none. Thus, VNTH has no bad actor event to disclose.

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

·	The end of the fiscal year in which our annual revenues exceed $1 billion.
·	The end of the fiscal year in which the fifth anniversary of our IPO occurred.
·	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.
·	The date on which we qualify as a large accelerated filer.

RISK FACTORS

The Commission requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies.

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

You should consider general risks as well as specific risks when deciding whether to invest.

SUMMARY OF RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. The risks and uncertainties described below are not the only ones that impact our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks, uncertainties, and other factors actually occurs, it could materially and adversely affect us and our business, financial condition, results of operations, cash flows, or prospects could suffer. In that case, the value or trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to Our Company and its Business

Going Concern

Our financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During period from August 2, 2021 (date of change of control) through December 31, 2022, the Company incurred net losses of $33,050. Prior to the change of control, the Company had incurred $12,033,246 in accumulated deficit from inception April 21, 2010, to December 31, 2020.

We have no operating history on which to judge our business prospects and management.

The Company was incorporated on April 21, 2010, but had not done much to generate significant revenue from inception until August 21, 2021 when through a change of control, the Company pivoted into its current business model. Accordingly, we have limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A+ offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

We are subject to all of the risks of a development stage Company.

We should be considered a “Development Stage Company,” and our operations will be subject to all the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, because there is no history of operations there is also no operating history from which to evaluate our executive management’s ability to manage our business and operations and achieve our goals or the likely performance of the Company. Prospective investors should also consider the fact that our management team has not previously developed or managed similar companies. No assurances can be given that we will be able to achieve or sustain profitability.

Our continuing as a going concern depends upon financing.

If we are not able to raise additional capital, we will be unable to operate our business or continue as a going concern. In additional, if we do not raise sufficient capital and we continue to experience pre-operating losses, there will most likely be substantial doubt as to our ability to continue as a going concern. Because we have generated no revenue, all expenditures during our development stage have been recorded as pre-operating losses. Revenue operations have not commenced because we have not raised the necessary capital to acquire the facilities needed for our EV charging development operation.

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $4,315,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued development and implementation of our business plan, if only a fraction of this Offering is sold, or if certain assumptions contained in the business plans prove to be incorrect, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund our business plan.

We will require substantial additional funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our products, or continue our development programs.

We expect to significantly increase our spending to advance our financing products and services. We will require additional capital for the further promotion of our products, as well as to fund our other operating expenses and capital expenditures. We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the promotion of our products and services. We may also seek collaborators for the products at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available. Any of these events could significantly harm our business, financial condition and prospects. Our future capital requirements will depend on many factors, including:

•	The time and costs involved in obtaining regulatory approvals for our EV chargers;
•	Our plans to establish/build-out our charging networks;
•	The effect of competing products, technological and market developments;
•	The terms and timing of any collaborative, licensing and other arrangements that we may establish;
•	General market conditions for charging network business;
•	Our ability to establish, enforce and maintain selected strategic alliances required for our charging network buildout; and
•	Our revenues, if any, from our charging networks and services.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we expect to rely on the proceeds from this Offering, future debt and/or equity financing, and we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our business will never commence, in which case you would likely lose the entirety of your investment in us.

We are at an early stage of development as a company and currently have no source of revenue and may never become profitable.

We are a development-stage technology company that has little to no operation since inception in 2014. As a recently formed development-stage company, we are subject to all of the risks and uncertainties of a new business, including the risk that we may never develop, complete development or market any of our products or services and we may never generate product or services related revenues. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made. If we are unable to generate revenue, we will not become profitable, and we may be unable to continue our operations. Furthermore, our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that we will operate profitably.

We rely on our management team, which has limited experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and business plan, and to manage employees and consultants. Our success will be dependent on the personal efforts of our Chief Executive Officer (and controlling shareholder), Mr Roy Watson and our consultants. Any of our officers or employees can terminate his or her relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Moreover, after the termination of this Offering, our CEO and Alpharidge Capital LLC, the controlling shareholder, may elect to remove or replace certain members of our Board of Directors under certain circumstances pursuant to our Bylaws. The ability to control a shareholder vote and remove one or more of our directors, also, indirectly enables our controlling shareholder to terminate and/or replace our executive officers. As a result, Mr. Watson holds significant power to control or effectuate significant changes to the composition of our Board of Directors and our management team. Our management team (comprising of Mr. Watson and consultants) has worked together for only a very short period of time, and may not work well together as a management team.

We have no long-term employment agreements in place with our executive officers.

As of the date of this Offering Circular we have no written employment arrangements with our senior executive officers. We are currently negotiating compensation packages and the terms of formal employment agreements with our executive officers. There is a risk that the Company and any one or more of our executive officers will not reach an agreement with respect to their employment agreements, in part because we expect their compensation packages will be comprised of cash compensation, equity compensation (e.g. stock options, warrants or stock grants), as well as standard benefits and other terms customary for executive officers of similar experience and tenure. Although we intend to finalize negotiations with respect to these employment agreements with each of our executive officers in the near future, if we fail to reach mutually satisfactory agreements in this regard, any one or more of such persons may terminate their association with the Company. Additionally, we are also highly dependent on certain consultants and service providers, including our development partners and our marketing and advertising service providers, some of which are affiliates of the Company and our officers and directors. The loss of any one or more of these experienced executives, consultants, service providers and/or development partners would have a material and adverse effect on our Company and our business prospects. See “Certain Relationships and Related Party Transactions” and“ Directors, Executive Officers and Corporate Governance”.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

We may not be successful in executing our development and/or growth strategy, and even if we are successful in the development and commercialization of services and achieve targeted growth, we may not be able to achieve or sustain profitability. Failure to successfully execute any material part of our development strategy or growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

Raising additional capital by issuing additional securities may cause dilution to our current and future shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in building out our charging networks and related services;
•	The costs of establishing or acquiring locations for our charging networks and services;
•	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and
•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s shares of Common Stock by management and affiliated parties, assuming the sale of the Maximum Offering, will represent approximately 82.08% of the issued and outstanding shares of Common Stock. Holders of our Common Stocks control 15% of the total voting power, while holders of our preferred shares control 85% of the Company’s total voting power. Our Common Stock shareholders, even if acting together, will be unable to significantly influence all matters requiring approval by vote by shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Please see “Security Ownership of Management & Certain Security Holders” below for more information.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, results of operations and financial condition.

Risks of borrowing.

As of the date of this Offering Circular, we have incurred certain debt obligations to our former President and CEO, and to vendors and service providers in the ordinary course of our business. While we don’t intend to incur any additional debt from the equity commitments provided in this Offering, should we obtain secure bank debt in the future, possible risks could arise. If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to execution of our business plan.

Our business plan may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Our Board of Directors believes that the chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. Our Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Controlling shareholder.

As of the date of this Offering Circular, our CEO, Mr. Watson owned and controls approximately 85% of our total voting power which comprises of all our outstanding Common Stock and Preferred shares. Upon completion of this Offering, assuming all 4,000,000,000 shares of our Common Stock are sold in this Offering, the buyers of the offering would get approximately 12.31% of all total voting power of all of the issued and outstanding Common Stock and Preferred shares. As a result, Mr. Watson will be able to control any vote of our shareholders which may be required for the foreseeable future, which means, following the termination of this Offering, Mr. Watson will be able to remove and replace members of our Board of Directors, and indirectly, through his exertion of control over our Board of Directors, terminate and replace our executive officers. Potential investors in this Offering will not have the ability to control either a vote of our Common Stock, our Board of Directors or otherwise influence or control the decisions of our appointed officers.

Risks of operations.

Our future operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target market, we may be unable to accurately forecast our future revenues and operating results. Furthermore, our failure to generate revenues would prevent us from achieving and maintaining profitability. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

New venture.

We have limited financial or operating history. We do not have any operating revenue and require the net proceeds of this Offering to commence the buildout of our EV charging networks and services, hire and train staff, secure adequate office facilities, and commence operations. The likelihood of our success must be considered in light of the problems, delays, risks, expenses and difficulties frequently encountered in connection with the establishment of any new enterprise, many of which may be beyond our control. We are subject to all of the risks inherent in the creation of a new enterprise and the competitive environment in which we will operate. We cannot provide any assurances that we will be successful in addressing these risks or achieving our objectives.

Absence of immediate revenues.

We anticipate that we will incur substantial costs in establishing our business. We currently expect that as a result of the incurrence and payment of our initial expenses and Offering related expenses, we will have significant operating losses in year one since the costs of this Offering must be borne by us until such time, if at all, we are able to generate adequate revenues from operations.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Minimal employees or infrastructure.

We currently only have a small number of employees and are in the process of establishing our human resources procedures, policies, processes and registrations, which are not yet complete. However, we expect to hire additional employees upon receipt of the proceeds from this Offering. We also have minimal operational infrastructure and no prior operating history. We intent to rely on our management team, our advisors, third-party consultants, third-party developers, service providers, technology partners, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not begun operations beyond planning company activities and the commencement of the deployment of our products and services; however, no such deployment is expected to be made until after the minimum investment proceeds from this Offering have been obtained. Accordingly, we have not had any profits from our limited operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. The delay or failure to commence the deployment of our financial products and services may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may incur substantial operating and net losses due to substantial expenditures.

We intend to expend money on our operating expenses and capital expenditures in order to commence the deployment of our financial products and services and expand our market presence. We may incur substantial operating and net losses in the foreseeable future. There can be no assurance that we will achieve or sustain profitability or positive cash flow from our operations.

We may not be able to carry out our proposed plan of operations.

Our proposed plan of operation and prospects will depend largely upon our ability to successfully establish a noticeable presence in the EV industry on a timely fashion, retain and continue to hire skilled management, technical, marketing and other personnel; and attract and retain significant numbers of quality business partners. We have limited experience in the deployment of our financial products and services and there is limited information available concerning the potential performance or market acceptance of our financial products and there can be no assurance that we will be able to successfully implement our business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As the number of our clients, partners and other business partners grows, we must increasingly manage multiple relationships with various customers, strategic partners and other third parties. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Our future operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our business and the legal-cannabis industry. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Nano Mobile’s growth and success are highly correlated with and thus dependent upon the successful implementation of its EV business plan and continuing rapid adoption of and demand for EVs and OEMs’ ability to supply such EVs to the market.

Nano Mobile’s success is highly dependent upon the successful implementation of its EV business plan and the adoption of EVs both by businesses and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, increasing consumer choice as it relates to available EV models, their pricing and performance, evolving government regulation and industry standards, changing consumer preferences and behaviors, intensifying levels of concern related to environmental issues and governmental initiatives related to climate change and the environment generally. Nano Mobile’s revenues are driven in large part by EV drivers’ driving and charging behavior. Potential shifts in behavior may include but are not limited to changes in annual vehicle miles traveled, preferences for urban vs. suburban vs. rural and public vs. private, and DCFC vs. Level 2 charging, demand from rideshare or urban delivery fleets and the emergence of autonomous vehicles and/or new forms of mobility. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. Public DC fast charging may not develop as expected and may fail to attract projected market share of total EV charging. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, Nano Mobile’s growth would be reduced and Nano Mobile’s business, prospects, financial conditions, and operating results would be harmed. Additionally, Nano Mobile’s ability to capture the growth in the EV market, grow Nano Mobile’s customer base and achieve and sustain profitability will depend, to a significant extent, on Nano Mobile’s ability to effectively expand Nano Mobile’s sales and marketing operations and activities. The market for EVs could be affected by numerous factors, such as:

●	perceptions about EV features, quality, driver experience, safety, performance and cost;

●	perceptions about the limited range over which EVs may be driven on a single battery charge and about availability and access to sufficient public EV charging stations;

●	competition, including from other types of alternative fuel vehicles (such as hydrogen fuel cell vehicles), plug-in hybrid EVs and high fuel-economy ICE vehicles;

●	increases in fuel efficiency in legacy ICE and hybrid vehicles;

●	volatility in the price of gasoline and diesel at the pump;

●	EV supply chain shortages and disruptions, including as a result of the COVID-19 pandemic, which include but are not limited to availability of certain components (e.g., semiconductors and critical raw materials necessary for the production of EVs and EV batteries), the ability of EV OEMs to ramp-up EV production and technological and logistical challenges (such as component shortages, exacerbated port congestion and intermittent supplier shutdowns and delays and product recalls due to quality control issues), which have resulted in additional costs and production delays and availability of batteries and battery materials;

●	concerns regarding the reliability and stability of the electrical grid;

●	the change in an EV battery’s ability to hold a charge over time;

●	availability of maintenance, repair services and spare parts for EVs;

●	consumers’ perception about the convenience, speed and cost of EVs and EV charging and the availability and reliability of EV charging infrastructure;

●	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally;

●	relaxation of government mandates or quotas regarding the sale of EVs;

●	the number, price and variety of EV models available for purchase; and

●	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers and any significant decline in demand from these customers could reduce demand for EV charging and Nano Mobile’s products and services in particular.

While many global OEMs and several new market entrants have announced plans for new EV models, the lineup of EV models with increasing fast charging needs expected to come to market over the next several years may not materialize in that timeframe or may fail to attract sufficient customer demand. Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulations and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect Nano Mobile’s business, financial condition and operating results.

Nano Mobile anticipate rapid growth of its EV services once it start the build-out. If Nano Mobile fails to manage growth effectively, Nano Mobile’s business, operating results and financial condition would be adversely affected.

Nano Mobile anticipate rapid growth of its EV services once it start the build-out. The anticipated growth and expansion of Nano Mobile’s business may place a significant strain on management, business operations, financial condition and infrastructure and corporate culture.

With anticipated fast growth, Nano Mobile will be required to continue developing, implementing, and enhancing all parts of its business model including its information technology systems and internal control over financial reporting and related procedures. The implementation, maintenance, segregation, and improvement of these systems require significant management time, support and cost and there are inherent risks associated with developing, implementing, improving, and expanding core systems as well as updating current systems, including disruptions to the related areas of business operation. These risks may affect Nano Mobile’s ability to manage its data and inventory, procure parts or supplies or manufacture, sell, deliver and service products, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, tax laws and other applicable regulations. These risks may also result in data security incidents that may interrupt business operations and allow third parties to obtain unauthorized access to business information or misappropriate funds. Nano Mobile may also face risks to the extent such third parties infiltrate the information technology infrastructure of Nano Mobile’s contractors.

To manage growth in operations and personnel, Nano Mobile will need to continue to improve Nano Mobile’s operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect Nano Mobile’s business performance and operating results. Nano Mobile’s strategy is based on a combination of build-out, growth and maintenance of strong performance on Nano Mobile’s existing asset base and any inability to scale, maintain customer experience or manage operations at Nano Mobile’s charging stations may impact Nano Mobile’s growth trajectory.

Nano Mobile is susceptible to risks associated with an increased focus by stakeholders and regulators on climate change, which may adversely affect its business and results of operations.

Climate-related events, including the increasing frequency of extreme weather events and their impact on critical infrastructure in the U.S. and elsewhere, have the potential to disrupt Nano Mobile’s business, its third-party suppliers and the business of its customers and may cause it to experience higher attrition, losses and additional costs to maintain or resume operations. In addition, Nano Mobile’s customers may begin to establish sourcing requirements related to sustainability. As a result, Nano Mobile may receive requests for sustainability related information about its products, business operations and use of sustainable materials, among other data. Nano Mobile’s inability to comply with these and other sustainability requirements in the future could adversely affect sales of and demand for its products. See “—Risks Related to Legal Matters and Regulations – Increasing attention to ESG matters may increase Nano Mobile’s costs of compliance and adversely impact Nano Mobile’s business.”

Nano Mobile’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Estimates of future EV adoption in the U.S., the total addressable market, serviceable addressable market for Nano Mobile’s products and services and the EV market in general are included in this Annual Report. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Such uncertainty is enhanced by the prevailing geopolitical and macroeconomic environment, including continued uncertainty about the scope, duration, severity, trajectory and lasting impact of the COVID-19 pandemic. Nano Mobile’s internal estimates relating to the size and expected growth of the target market, market demand, EV adoption across individual market verticals and use cases, capacity of automotive and battery OEMs and ability of charging infrastructure to address this demand and related pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity for public and commercial fast charging and future fast charging throughput or Nano Mobile market share capture are difficult to predict. The estimated addressable market may not materialize in the timeframe of Nano Mobile’s internal projections, if ever and even if the markets meet the size estimates and growth estimates presented, Nano Mobile’s business could fail to grow at similar rates.

Nano Mobile anticipates competition from a number of companies and expects to face significant competition in the future as the market for EV charging develops.

The EV charging market is relatively new and Nano Mobile anticipates competition from a number of companies. There are a number of established and emerging EV charging companies operating in the U.S. that pursue various business models that are constantly evolving, including Electrify America, Blink, ChargePoint, Shell Recharge Solutions (formerly Greenlots), Volta, Tesla, Tritium, IoTecha, Rhombus, BP, Voltera, TerraWatt and Flo as well as certain utilities and retailers. Nano Mobile would compete with some or all of these companies and other competitors across a number of industry segments, including retail and fleet. The principal competitive factors in the industry include charger count, locations, accessibility and reliability; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; DCFC network reliability, scale and local density; the software-enabled services offered and overall customer experience; operator brand, track record and reputation; access to equipment vendors, service providers and policy incentives and pricing. Competitors may be able to respond more quickly and effectively than Nano Mobile to new or changing opportunities, technologies, standards or customer requirements and may be better equipped to initiate or withstand substantial price competition.

In addition, there are other means for charging EVs, which could affect the level of demand for charging at Nano Mobile’s DCFCs. For example, Tesla Inc. (“Tesla”) continues to build out its supercharger network across the U.S. for Tesla vehicles and has opened its supercharger network up to non-Tesla EV vehicles in certain non-U.S. markets. If Tesla were to open its supercharger network to support charging of non-Tesla EVs in the U.S. as well, demand for charging at Nano Mobile’s sites could decline. Also, other companies sell chargers designed for customers seeking to have on-premises EV charging capability as well as for home or workplace charging, which may reduce the demand for fast charging if EV owners find “slow” charging at a workplace, at home, or other parking locations to be sufficient. Municipalities may decide to convert street lighting poles and lampposts to public charging points for EV drivers who rent, have no access to home charging, or park their EVs on the street, potentially reducing Nano Mobile’s serviceable markets. Retailers, utilities or other Site Hosts or commercial, municipal and federal fleet businesses may opt to become owners and operators of public or private EV fast charging equipment and purchase that equipment and associated management software directly from vendors in the marketplace.

The EV charging business may become more competitive, pressuring future increases in utilization and margins. Competition is still developing and is expected to increase as the number of EVs sold increases. Barriers to entry in the EV charging market have eroded, and may continue to erode, as a result of government intervention and various support programs, leading to more competitors with a variety of profitability objectives.

Because Nano Mobile would be dependent upon a limited number of customers and OEM partners, the loss of a significant customer or OEM partner could adversely affect Nano Mobile’s operating results.

Nano Mobile expects a substantial portion of Nano Mobile’s cash receipts in the near future to be from a limited number of OEM partners and, as a result, will be subject to any risks specific to those entities and the jurisdictions and markets in which they operate, including their ability to develop a portfolio of EV models and attract customers for those models. Nano Mobile may be unable to accomplish Nano Mobile’s business plan to diversify and expand Nano Mobile’s customer and OEM partner base by attracting a broad array of customers and OEM partners, which could negatively affect Nano Mobile’s business, results of operations and financial condition.

The widespread outbreak of an illness or any other communicable disease, or any other public health crisis, such as the COVID-19 pandemic, could have a material adverse effect on Nano Mobile’s business and results of operations.

The global or national outbreak of an illness or any other communicable disease, or any other public health crisis, such as the COVID-19 pandemic, may adversely impact Nano Mobile’s employees and operations and the operations of Nano Mobile’s customers, suppliers, vendors and business partners and negatively impact demand for EV charging. The impact of COVID-19 has resulted in significant volatility in the global and domestic economies, changes in consumer and business behavior, market downturns and restrictions on business and individual activities has led to overall reduced economic activity. The COVID-19 pandemic, vaccine mandates and other measures taken by federal, state and local governments to stop the spread of COVID-19 has impacted Nano Mobile’s operations through reduced demand for EV charging, construction delays and supply chain and shipping constraints. See “—Disruptions in Nano Mobile’s supply chain could adversely affect Nano Mobile’s business.” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Geopolitical and Macroeconomic Environment.”

In addition, since the beginning of the COVID 19 pandemic, Nano Mobile has modified its business practices and currently allows most personnel to work in a hybrid manner from either their home or from an office location. Nano Mobile has implemented various safety protocols for personnel who must leave their homes for work such as requiring certifications of health status as well as implementing a vaccine mandate policy where all employees must present proof of vaccination. Nano Mobile may take further actions as may be required by government authorities or that Nano Mobile determines are in the best interests of Nano Mobile’s employees, customers, suppliers, vendors and business partners.

The extent to which the COVID-19 pandemic impacts Nano Mobile’s business, prospects and results of operations will depend on future developments, including the COVID-19 pandemic’s scope, duration, severity, trajectory, and lasting impact, which remain unpredictable in light of pockets of resurgence and the emergence of variant strains contributing to continued uncertainty. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors, permitting agencies, utilities and business partners to perform, including third-party suppliers’ ability to provide components and materials used in charging stations or in providing installation or maintenance services. Nano Mobile may continue to experience an adverse impact to its business as a result of the pandemic’s lasting global economic impact, including any recession that may occur in the future. Specifically, difficult macroeconomic conditions, such as decreases in per capita income and levels of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for Nano Mobile’s products and services.

Nano Mobile’s business is subject to risks associated with construction, cost overruns and delays and other contingencies that may arise in the course of completing installations and such risks may increase in the future as Nano Mobile expands the scope of such services with other parties.

Charger installation and construction is typically performed by third-party contractors managed by the Company. The installation and construction of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters and typically requires local utility cooperation in design and interconnection request approval and commissioning, as well as various local and other governmental approvals and permits that vary by jurisdiction. In addition, building codes, accessibility requirements, utility interconnect specifications, review, approval or study lead time or regulations may hinder EV charger installation and construction because they end up costing the developer or installer more in order to meet the code requirements. In addition, increased demand for the components necessary to install and construct charging stations could lead to higher installed costs. Meaningful delays or cost overruns caused by Nano Mobile’s vendor supply chains, contractors, utility upgrades scope and delays, or inability of local utilities and approving agencies to cope with heightened levels of activity, may impact Nano Mobile’s ability to satisfy the requirements business plan.

Working with contractors may require the Company to obtain licenses or require Nano Mobile or Nano Mobile’s customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation and construction project. If these contractors are unable to provide timely, thorough and quality installation-related services, Nano Mobile could fall behind Nano Mobile’s construction schedules or cause customers to become dissatisfied with the solutions Nano Mobile offers. As the demand for public fast charging increases and qualification requirements for contractors become more stringent, Nano Mobile may encounter shortages in the number of qualified contractors available to complete all of Nano Mobile’s desired installations. If Nano Mobile fails to timely pay Nano Mobile’s contractors, they may file liens against Nano Mobile’s Site Hosts’ properties, which Nano Mobile is required to remove.

Nano Mobile’s business model is predicated on the presence of qualified and capable electrical and civil contractors and subcontractors in the new markets Nano Mobile intends to enter. There is no guarantee that there will be an adequate supply of such partners. A shortage in the number of qualified contractors may impact the viability of the business plan, increase risks related to the quality of work performed and increase costs if outside contractors are brought into a new market.

In addition, Nano Mobile’s network expansion plan relies on Nano Mobile’s site development efforts and Nano Mobile’s business is exposed to risks associated with receiving site control and access necessary for the construction of the charging station and operation of the charging equipment, electrical interconnection and power supply at identified locations sufficient to host chargers on a timely basis. Nano Mobile generally does not own the land at the charging sites and relies on site licenses with Site Hosts that convey the right to build, own and operate the charging equipment on the site. Nano Mobile may not be able to renew the site licenses or retain site control. The process of establishing or extending site control and access could take longer or become more competitive. As the EV market grows, competition for premium sites may intensify, the power distribution grid may require upgrading, and electrical interconnection with local utilities may become more competitive, all of which may lead to delays in construction and/or commissioning. As a result, Nano Mobile may be exposed to increased interconnection costs and utility fees, as well as delays, which may slow the pace of Nano Mobile’s network expansion.

Disruptions in Nano Mobile’s supply chain could adversely affect Nano Mobile’s business.

Global trade conditions and consumer trends that originated during the COVID-19 pandemic continue to persist and have created significant disruptions to the global supply chain, which may impact Nano Mobile’s ability to obtain charging equipment and other supplies necessary for Nano Mobile’s business on a timely basis and at anticipated costs. Additionally, a global shortage of semiconductors since early 2021 has caused challenges in the manufacturing industry and impacted the EV supply chain as well. Any continued or new supply chain disruptions, or shortages in the availability of charging equipment from Nano Mobile’s suppliers, could adversely affect Nano Mobile’s business and operating results.

In addition, the conflict between Russia and Ukraine could lead to disruption, instability and volatility in global markets and industries that could negatively impact Nano Mobile’s supply chain. The U.S. government and other governments have already imposed severe sanctions and export controls against Russia and Russian interests and may impose additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, could adversely affect Nano Mobile’s supply chain, which, in turn, could affect Nano Mobile’s business and operating results.

If Nano Mobile is unable to attract and retain key employees and hire qualified management, technical, engineering, financial, legal, sales, marketing and business development personnel, Nano Mobile’s ability to compete and successfully grow Nano Mobile’s business and customer base could be harmed.

Nano Mobile’s success depends, in part, on Nano Mobile’s continuing ability to identify, hire, attract, train and develop and retain highly qualified personnel. The inability to do so effectively could adversely affect Nano Mobile’s business. Competition for employees can be intense and the ability to attract, hire and retain them depends on Nano Mobile’s ability to provide meaningful work at competitive compensation. Nano Mobile may not be able to attract, assimilate, develop or retain qualified personnel in the future and failure to do so could adversely affect Nano Mobile’s business, including the execution of Nano Mobile’s growth business strategy.

Nano Mobile may need to raise additional funds and these funds may not be available when needed or may only be available on unfavorable terms, which could impact the Company’s ability to fund its operations, its growth and the build-out of the Company’s network.

Nano Mobile may need to raise additional capital in the future to fund its operations, further scale Nano Mobile’s business and expand Nano Mobile’s charging network. Nano Mobile may raise additional funds through the issuance of equity, equity-related or debt securities, through obtaining credit from government or financial institutions or through grant funding. Nano Mobile cannot be certain that additional funds or incentives will be available on favorable terms when required, or at all, or that Nano Mobile will be able to capture expected grant funding under various existing and new state and local programs in the future. Recent increases in interest rates could increase the cost of capital, and it is not clear if interest rates will continue to rise or remain elevated in future periods.

If Nano Mobile cannot raise additional funds when needed, Nano Mobile’s financial condition, results of operations, business and prospects could be materially and adversely affected. If Nano Mobile raises funds through the issuance of debt securities or through loan arrangements, the terms for such securities or arrangements could require significant interest payments, contain covenants that restrict Nano Mobile’s business, or other unfavorable terms and rank senior to the interests held by Nano Mobile’s stockholders. In addition, to the extent Nano Mobile raises funds through the sale of additional equity securities, the market price of Nano Mobile’s Class A common stock could be adversely affected and Nano Mobile’s stockholders would experience dilution. See “—Risks Related to Nano Mobile’s securities – The market price of Nano Mobile’s Class A common stock could be adversely affected by, and Nano Mobile’s stockholders may experience dilution as a result of, sales of substantial amounts of Class A common stock in the public or private markets, including sales by the Company, Nano Mobile Holdings or other large holders.”

Continuing or worsening inflationary issues and associated changes in monetary policy may result in increases to the cost of charging equipment, other goods, services and personnel, which in turn could cause capital expenditures and operating costs to rise.

The U.S. inflation rate increased during 2021 and 2022 and has remained elevated in 2023. These inflationary pressures have resulted in and may continue to result in, increases to the costs of charging equipment and personnel, which could in turn cause capital expenditures and operating costs to rise. Sustained levels of high inflation have likewise caused the U.S. Federal Reserve and other central banks to increase interest rates, which could have the effects of raising the cost of capital and depressing economic growth, either of which—or the combination thereof—could hurt the financial and operating results of Nano Mobile’s business.

Nano Mobile’s business is subject to risks associated with natural disasters, including earthquakes, hurricanes, wildfires and other severe weather events, which could be impacted by the effects of climate change. An earthquake, a wildfire, a major hurricane or other types of disasters or resource shortages, including public safety power shut-offs that have occurred and will continue to occur in California or other states, could disrupt and harm Nano Mobile’s operations and those of Nano Mobile’s customers.

Many of Nano Mobile’s planned facilities would be located in California, an active earthquake zone, and Florida and Texas, areas susceptible to hurricanes. Additionally, Nano Mobile plans to cite significant operations in a number of areas, including Los Angeles and San Francisco, that are projected to be vulnerable to future water scarcity and sea level rise due to climate change. The occurrence of a natural disaster such as an earthquake, hurricane, drought, flood, fire (such as the recent extensive wildfires in California, Oregon and Colorado), localized extended outages of critical utilities (as seen recently in California and Texas) or transportation systems, or any critical resource shortages could cause a significant interruption in Nano Mobile’s business, damage or destroy Nano Mobile’s facilities or inventory and cause the Company to incur significant costs, any of which could harm Nano Mobile’s business, financial condition and results of operations. Climate change may also result in various physical risks, such as the increased frequency or intensity of extreme weather events or changes in meteorological and hydrological patterns that could adversely impact Nano Mobile’s business. Such physical risks may result in damage to Nano Mobile’s facilities or otherwise adversely impact operations. The insurance Nano Mobile maintains against fires, earthquakes, hurricanes and other disasters and damage may not be adequate to cover losses in any particular case.

In addition, rolling public safety power shut offs in California or other states can affect throughput and/or user acceptance of EVs, as charging may be unavailable at the desired times, or at all during these events. These shut offs could also affect the ability of fleet operators to charge their EVs, which, for example, could adversely affect transportation schedules or any service level agreements to which either Nano Mobile or the fleet operator may be a party. Additionally, extended patterns of extreme cold weather have caused and may in the future cause, owners of EVs to experience reduced charging speeds and driving ranges. If any of these events occur and/or persist, the demand for EVs could decline, which would result in reduced demand for charging.

Further, severe natural disasters could affect vendors’ data centers in a temporary or longer-term fashion which would adversely affect Nano Mobile’s ability to operate Nano Mobile’s network.

Nano Mobile’s charging stations would be often located in areas that are publicly accessible and may be exposed to vandalism or misuse by customers or other individuals, which would increase Nano Mobile’s replacement and maintenance costs.

Nano Mobile’s public chargers may be exposed to vandalism or misuse by customers and other individuals, increasing wear and tear of the charging equipment. Such damage could shorten the usable lifespan of the chargers and require the Company to increase its spending on replacement, maintenance and insurance costs and could result in site hosts reconsidering the value of hosting Nano Mobile’s charging stations at their sites. In addition, the cost of any such damage may not be covered by Nano Mobile’s insurance in full or at all and, in the event of repeated damage to Nano Mobile’s charging equipment, Nano Mobile’s insurance premiums could increase and it could be subject to additional insurance costs or may not be able to obtain insurance at all, any of which could have an adverse effect on its business.

Nano Mobile would be dependent upon the availability of electricity at Nano Mobile’s current and future charging stations. Cost increases, delays and/or other restrictions on the availability of electricity would adversely affect Nano Mobile’s business and results of Nano Mobile’s operations.

The operation and development of Nano Mobile’s charging stations would be dependent upon the availability of electricity, which is beyond Nano Mobile’s control. Nano Mobile’s charging stations are affected by problems accessing electricity sources, such as planned or unplanned power outages. In recent years, shortages of electricity have resulted in increased costs to users and interruptions in service. In particular, California has experienced rolling blackouts due to excessive demands on the electrical grid or as precautionary measures against the risk of wildfire. Similarly, Texas has experienced failures in its electrical grid due to severe weather. In the event of a power outage, Nano Mobile will be dependent on the utility company and in some cases the Site Host, to restore power. Any prolonged power outage could adversely affect customer experience and Nano Mobile’s business and results of operations.

Changes in utility electricity pricing or new and restrictive constructs from regulations applicable to pricing may adversely impact future operating results. For example, some jurisdictions have required the Company to switch from pricing on a per-minute basis to a per-kWh basis and other jurisdictions may follow suit. Utility rates may change in a way that adversely affects fast charging or in a way that may limit Nano Mobile’s ability to access certain beneficial rate schedules. In addition, utilities or other regulated entities with monopoly power may receive authority to provide charging services that result in an anti-competitive advantage relative to the Company and other private sector operators.

Some of Nano Mobile’s business objectives would be dependent upon the purchase of renewable energy certificates and an increase in the cost of such certificates may adversely impact Nano Mobile’s business and results of operations.

As part of Nano Mobile’s business strategy, Nano Mobile would market the electricity provided from Nano Mobile’s charging stations as mostly renewable. Nano Mobile would purchase various RECs in order to qualify the electricity that Nano Mobile distributes through its charging stations as renewable. Several states have passed renewable energy portfolio standards, which set a minimum percentage of energy that must be generated from renewable sources. These standards may require utilities or load serving entities to acquire RECs annually in order to demonstrate their compliance. Other regulations may also impact the supply of and demand for, such RECs. While higher renewable energy portfolio standards may also increase the amount of renewable energy available, Nano Mobile cannot predict the impact such regulations may have on the price or availability of RECs. If Nano Mobile is unable to purchase a sufficient amount of RECs, Nano Mobile may be unable to achieve this objective, which may negatively impact Nano Mobile’s reputation in the marketplace. If the cost of RECs increases, Nano Mobile may be unable to fully pass the higher cost of RECs through to Nano Mobile’s customers and increases in the price of RECs may decrease Nano Mobile’s results of operations.

Nano Mobile’s revenue growth will depend in significant part on Nano Mobile’s ability to increase sales of Nano Mobile’s products and services to fleet operators, including medium- and heavy-duty vehicle fleets and rideshare operators.

Nano Mobile’s revenue growth will depend in significant part on Nano Mobile’s ability to increase sales of Nano Mobile’s products and services to fleet operators, including medium- and heavy-duty vehicle fleets and rideshare operators. The electrification of fleets is an emerging market and fleet operators may not adopt EVs on a widespread basis, operate on the timelines Nano Mobile anticipates or rely on public and/or private fast charging and Nano Mobile’s network. In addition to the factors affecting the growth of the EV market generally, transitioning to an EV fleet can be costly and capital intensive, which could result in slower than anticipated adoption. The sales cycle could also be longer for sales to fleet operators with formal procurement processes. Fleet operators may also require significant additional services and support and if Nano Mobile is unable to provide such services and support, it may adversely affect Nano Mobile’s ability to attract additional fleet operators as customers. Any failure to attract and retain fleet operators as customers in the future would adversely affect Nano Mobile’s business and results of operations.

If Nano Mobile fails to offer high-quality support to Site Hosts or drivers or fails to maintain high charger availability and strong user experience, Nano Mobile’s business and reputation will suffer.

Once Nano Mobile’s charging stations are installed, Site Hosts and drivers rely on the Company to provide maintenance services to resolve any issues that might arise in the future. Rapid and high-quality customer and equipment support is important so drivers can receive reliable charging for their EVs. The importance of high-quality customer and equipment support will increase as Nano Mobile seeks to expand Nano Mobile’s business and pursue new customers and geographies. If Nano Mobile does not quickly resolve issues and provide effective support, Nano Mobile’s ability to retain customers or sell additional products and services to existing customers could suffer, and Nano Mobile’s brand and reputation could be harmed. Nano Mobile has limited experience with certain of its charging equipment. While Nano Mobile conducts extensive testing on all new equipment prior to deployment, its assumptions regarding the durability and reliability of its charging equipment could prove to be materially different from the actual performance of such equipment, causing the Company to incur substantial expense to repair or replace defective equipment in the future. Any widespread or persistent equipment failures could damage Nano Mobile’s market reputation, cause its sales and charging revenue to decline, require Nano Mobile to repair or replace the defective equipment, and increase Nano Mobile’s maintenance costs, any of which could have a material adverse effect on Nano Mobile’s business and results of operations.

Computer malware, viruses, ransomware, hacking, phishing attacks and other network disruptions could result in security and privacy breaches, loss of proprietary information and interruptions in service, which could harm Nano Mobile’s business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in Nano Mobile’s services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing attacks and denial-of-service attacks against online networks have become more prevalent and may occur on Nano Mobile’s systems. Any attempts to disrupt Nano Mobile’s services or systems could harm Nano Mobile’s business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy, result in fines, penalties or other liabilities and damage Nano Mobile’s reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks and similar disruptions. Even with the security measures implemented by the Company, such as managed security services that are designed to detect and protect against cyber-attacks and similar disruptions and any additional measures Nano Mobile may implement or adopt in the future, Nano Mobile’s facilities and systems and those of Nano Mobile’s third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism, or other events. Efforts to prevent cyberattacks and similar disruptions are expensive to implement and, as the regulatory framework for data privacy and security worldwide continues to evolve and develop, Nano Mobile may incur additional significant costs to comply with new or existing laws, regulations and other obligations and Nano Mobile may not be able to cause the implementation or enforcement of such preventions or compliance with such laws and regulations with respect to Nano Mobile’s third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, an inability to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm Nano Mobile’s reputation, brand and ability to attract customers.

Nano Mobile will rely on data carrier networks to support reliable operation, management and maintenance of Nano Mobile’s charger network, charging session management, driver authentication and payment processing, all of which depend on reliable connections with wireless communications networks. As a result, Nano Mobile’s operations depend on a handful of public carriers and are exposed to disruptions related to network outages and other communications issues on the carrier networks. See “— Risks Related to Nano Mobile’s Technology, Intellectual Property and Infrastructure — Interruptions, delays in service, communications outages or inability to increase capacity at third-party data center facilities could impair the use or functionality of Nano Mobile’s subscription services, harm Nano Mobile’s business and subject the Company to liability.” If Nano Mobile’s services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for Nano Mobile’s solutions from customers.

There are several factors ranging from human error to data corruption that could materially impact the efficacy of any processes and procedures designed to enable the Company to recover from a disaster or catastrophe, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular cyber-attack, disaster or catastrophe or other disruption, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect Nano Mobile’s business and financial results.

Growing Nano Mobile’s customer base depends upon the effective operation of Nano Mobile’s mobile applications with mobile operating systems, networks and standards that Nano Mobile does not control.

Nano Mobile is dependent on the interoperability of Nano Mobile’s mobile applications with popular mobile operating systems that Nano Mobile does not control, such as Google’s Android and Apple’s iOS and any changes in such systems that degrade Nano Mobile’s products’ functionality or give preferential treatment to competitive products could adversely affect the usage of Nano Mobile’s applications on mobile devices. Additionally, in order to deliver high quality mobile products, it is important that Nano Mobile’s products work well with a range of mobile technologies, systems, networks and standards that Nano Mobile does not control. Nano Mobile may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks or standards.

Nano Mobile is subject to risks associated with integrating acquisitions, and should Nano Mobile pursue acquisitions in the future, Nano Mobile would be subject to risks associated with completing and integrating such acquisitions.

Nano Mobile may acquire assets, products, technologies or businesses that are complementary to Nano Mobile’s existing business and strategic direction. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into Nano Mobile’s own business and operations would require attention from management and could result in a diversion of resources from Nano Mobile’s existing business, which in turn could have an adverse effect on Nano Mobile’s operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities or securities convertible into equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect Nano Mobile’s business, financial condition and results of operations.

Risks Related to the EV Market

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for Nano Mobile’s products and services.

Regulatory initiatives that required an increase in the mileage capabilities of cars and consumption of renewable transportation fuels, such as ethanol and biodiesel, have helped increase consumer acceptance of EVs and other alternative vehicles. However, the EV fueling model is different from gasoline and other fuel models, requiring behavior changes and education of businesses, consumers, regulatory bodies, local utilities and other stakeholders. Further developments in and improvements in the affordability of, alternative technologies, such as renewable diesel, biodiesel, ethanol, hydrogen fuel cells or compressed natural gas, proliferation of hybrid powertrains involving such alternative fuels, or improvements in the fuel economy of ICE vehicles, whether as the result of regulation or otherwise, may materially and adversely affect demand for EVs and EV charging stations in some market verticals. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. Local jurisdictions may also impose restrictions on urban driving due to congestion, which may prioritize and accelerate micromobility trends and slow EV adoption growth. If any of the above cause or contribute to automakers reducing the availability of EV models or cause or contribute to consumers or businesses no longer purchasing EVs or purchasing fewer of them, it would materially and adversely affect Nano Mobile’s business, operating results, financial condition and prospects.

Rideshare and commercial fleets may not electrify as quickly as expected and may not rely on public fast charging or on Nano Mobile’s network as much as expected. Future demand for or availability of battery EVs from the medium- and heavy-duty vehicle segment may not develop as anticipated or take longer to develop than expected.

The EV market is in the early stages of development and the medium- and heavy-duty vehicle segments, often particularly exposed to economic cycles, may not electrify as expected or on the timeline that is expected. The medium- and heavy-duty vehicle fleets that lend themselves well to electrification via EV powertrains are often linked to municipal and commercial budgets and may take longer to electrify as a result of budget or business constraints and administrative approvals. The mix of zero and low emission powertrains in certain vehicle classes and use cases in the medium- and heavy-duty sector may evolve less favorably for EV solutions due to future development of technologies and policy incentives that may favor existing diesel fuel, hybrid, natural gas or hydrogen fuel cell drivetrains. Medium- and heavy-duty vehicle OEMs may choose not to or may not be able to manufacture EVs in sufficient quantities or at all.

Nano Mobile would derive some of its revenue from the sale of regulatory credits. There are a number of factors beyond Nano Mobile’s control that could have a material adverse effect on Nano Mobile’s ability to generate such revenue.

In connection with the production, delivery, placement into service and ongoing operation of charging stations, Nano Mobile would be earning and expects to continue to earn various tradable regulatory credits, in particular California’s LCFS credits. Nano Mobile currently participates in California’s LCFS and Oregon’s LCFS programs. Nano Mobile intends to sell these credits to entities that generate deficits under the LCFS programs and are obligated to purchase the credits and use them to offset their deficits or emissions, primarily petroleum refiners and marketers and other entities that can use the credits to comply with the program requirements. However, there is no guarantee that such credits will continue to be available for sale at prices forecasted by the Company, or that regulatory restrictions would not be imposed on the proceeds from the sale of such credits in the future. See “— The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect Nano Mobile’s financial results.” For example, LCFS credit pricing may fluctuate and may come under pressure if clean fuels, possibly including EVs, achieve a higher-than-expected market penetration. Further, Nano Mobile may not be able to market all LCFS credits, may have to sell LCFS credits at below projected prices or may not be able to sell LCFS credits at all. In addition, LCFS program rules may be revised in the future in ways that disadvantage certain types of clean fuels, including charging electricity used in EVs, or may not be extended further. The related Fast Charging Infrastructure (“FCI”) program in California provides incentives to owners of EV fast chargers put in place in 2019 and after and is designed to compensate for low utilization in the near term. However, there is no guarantee that the FCI program will not be terminated or amended or that the LCFS credits under the FCI program will continue to be available for sale.

Nano Mobile’s inability to generate revenue from the sale of regulatory credits could have a materially adverse effect on Nano Mobile’s future financial results.

The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect Nano Mobile’s financial results.

The U.S. federal government and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits and other financial incentives to significantly lower the effective price of EVs and EV charging stations. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or may be reduced or terminated as a matter of regulatory or legislative policy. The Inflation Reduction Act revised the credits under Section 30C of the Code to (i) retroactively extend the expiration of the credit as of December 31, 2021 (with such credit continuing to be capped at $30,000 per location for EV charging stations placed in service before January 1, 2023) until December 31, 2032, (ii) revised the credit structure, availability and requirements for EV charging stations placed in service after December 31, 2022 and (iii) introduced the concept of transferability of tax credits, providing an additional option to monetize such credits. As part of the revised credit structure and requirements for EV charging stations placed in service after December 31, 2022, the available Section 30C credit was expanded such that it is capped at $100,000 per item; however, in order to be eligible for such tax credit, EV charging stations must be installed in rural or low-income census tracts. Additionally, in order to receive the full tax credit, labor for EV charging station construction and maintenance must meet prevailing wage and apprenticeship requirements unless an exception applies. There can be no assurance that the EV charging stations placed in service by Nano Mobile will meet the revised requirements for the Section 30C credits and compliance with such requirements could increase Nano Mobile’s labor and other costs. Any reduction in rebates, tax credits or other financial incentives available to EVs or EV charging stations, could negatively affect the EV market and adversely impact Nano Mobile’s business operations and expansion potential. In addition, there is no assurance Nano Mobile will have the necessary tax attributes to utilize any such credits that are available and may not be able to monetize such credits on favorable terms.

Federal guidance on Buy America requirements (effective as of March 23, 2023) applicable to the National Electric Vehicle Infrastructure (“NEVI”) Program, which was established by the Bipartisan Infrastructure Law, requires immediate domestic assembly and U.S. steel requirements for chargers to qualify for funding under the NEVI program, with higher domestic content percentages required in 2024. Nano Mobile’s suppliers may experience delays in bringing their U.S. facilities online, and Nano Mobile may be unable to source Buy America-compliant chargers in time to take advantage of early NEVI funding opportunities or only at increased costs. Nano Mobile may be at a disadvantage to competitors that have already implemented domestic assembly and content standards into their supply chain. Nano Mobile’s customers may request delays or adjustments to their build-out plans in order to accommodate these added Buy America requirements, which could result in delays in receipt of revenue from customers.

New tariffs and policies that could incentivize overbuilding of infrastructure may also have a negative impact on the economics of Nano Mobile’s stations. Furthermore, new tariffs and policy incentives could be put in place that favor equipment manufactured by or assembled at American factories, which may put Nano Mobile’s fast charging equipment vendors at a competitive disadvantage, including by increasing the cost or delaying the availability of charging equipment, by challenging or delaying Nano Mobile’s ability to apply or qualify for grants and other government incentives, or for certain charging infrastructure build-out solicitations and programs, including those initiated by federal government agencies.

Moreover, a variety of incentives and rebates offered by the U.S. federal government as well as state and local governments in order to encourage the use of EVs may be limited or reduced. In particular, the U.S. federal government offers a tax credit, the maximum amount of which is $7,500, for qualified new plug-in EVs. The Inflation Reduction Act modified the tax credit for new plug-in EVs and added new tax credits for used and commercial EVs. The Inflation Reduction Act removed the phase-out of tax credits for new plug-in EVs with respect to vehicle manufacturers that reached certain production levels beginning in 2023. However, the tax credit is subject to additional requirements and limitations, such as certain adjusted gross income limits for consumers claiming the credit, domestic content requirements for critical minerals and batteries and a requirement for final assembly to occur in North America. Such additional requirements and limitations for such tax credits may reduce incentives available to encourage the adoption of EVs; favor competitors whose production chains enable them to more readily take advantage of such incentives; delay purchases and installations of charging equipment by the Company as manufacturing of charging equipment is moved to the U.S. in order to expand eligibility for such incentives (which, in turn, could delay the Company’s recognition of revenue in connection with such stalls); increase the cost of procurement of some inputs in the construction of charging infrastructure; and negatively affect the EV market and adversely impact Nano Mobile’s business operations and expansion potential. Any such developments could have an adverse effect on Nano Mobile’s business, financial condition and results of operations.

Risks Related to Technology, Intellectual Property and Infrastructure

Nano Mobile may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive and Nano Mobile’s business could be adversely affected.

From time to time, the holders of intellectual property rights may assert their rights and urge the Company to take licenses and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that Nano Mobile will be able to mitigate the risk of potential suits or other legal demands by competitors or other third parties. Accordingly, Nano Mobile may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur and such licenses and associated litigation could significantly increase Nano Mobile’s operating expenses. In addition, if Nano Mobile is determined to have or believes there is a high likelihood that Nano Mobile has infringed upon or misappropriated a third party’s intellectual property rights, Nano Mobile may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services Nano Mobile offers, to pay substantial damages and/or royalties, to redesign Nano Mobile’s products and services and/or to establish and maintain alternative branding. In addition, to the extent that Nano Mobile’s customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to Nano Mobile’s products and services, Nano Mobile may be required to indemnify such customers and business partners. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Even if Nano Mobile is not a party to any litigation between a customer or business partner and a third party relating to infringement by Nano Mobile’s products, an adverse outcome in any such litigation could make it more difficult for the Company to defend Nano Mobile’s products against intellectual property infringement claims in any subsequent litigation in which Nano Mobile is a named party. If Nano Mobile is required to take one or more such actions, Nano Mobile’s business, prospects, brand, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity, reputational harm and diversion of resources and management attention.

The current lack of industry standards may lead to uncertainty, additional competition and further unexpected costs.

The EV industry is new and evolving as are the standards governing EV charging which have not had the benefit of time-tested use cases. These immature industry standards could result in future incompatibilities and issues that could require significant resources and/or time to remedy. Utilities and other large market participants also mandate their own adoption of specifications that have not become widely adopted in the industry and may hinder innovation or slow new product or new feature introduction.

In addition, automobile manufacturers, such as Tesla, may choose to develop and promulgate their own proprietary charging standards and systems, which could lock out competition for EV charging stations, or to use their size and market position to influence the market, which could limit Nano Mobile’s market and reach to customers, negatively impacting Nano Mobile’s business.

Further, should regulatory bodies later impose a standard that is not compatible with Nano Mobile’s infrastructure or products, Nano Mobile may incur significant costs to adapt Nano Mobile’s business model to the new regulatory standard, which may require significant time and expense and, as a result, may have a material adverse effect on Nano Mobile’s revenues or results of operations.

The EV charging market is characterized by rapid technological change, which requires the Company to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of Nano Mobile’s products and financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology, continuing and increasing reliance on EV charging infrastructure and/or the use of Nano Mobile’s products and services. Nano Mobile’s future success will depend in part upon Nano Mobile’s ability to develop and introduce a variety of new capabilities and innovations to Nano Mobile’s existing product offerings, as well as introduce a variety of new product offerings to address the changing needs of the EV charging market.

As EV technologies change, Nano Mobile may need to upgrade or adapt Nano Mobile’s charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular major improvements in battery technology leading to significant increases in charging rates, which could involve substantial costs. Even if Nano Mobile is able to keep pace with changes in technology and develop new products and services, Nano Mobile’s research and development expenses could increase, Nano Mobile’s gross margins could be adversely affected in some periods and Nano Mobile’s prior products could become obsolete more quickly than expected.

Nano Mobile cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage Nano Mobile’s relationships with customers and lead them to seek alternative products or services. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to use Nano Mobile’s competitors’ products or services.

If Nano Mobile is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, Nano Mobile’s products and services could lose market share, Nano Mobile’s revenue will decline, Nano Mobile may experience higher operating losses and Nano Mobile’s business and prospects will be adversely affected.

Nano Mobile expects to incur research and development costs and devote significant resources to developing new products, which could significantly reduce Nano Mobile’s profitability and may never result in revenue to the Company.

Nano Mobile’s build-out and future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements and introducing new products that achieve market acceptance. Nano Mobile plans to incur significant research and development costs in the future as part of Nano Mobile’s efforts to design, develop, manufacture and introduce new products and enhance existing products. Further, Nano Mobile’s research and development program may not produce successful results and Nano Mobile’s new products may not achieve market acceptance, create additional revenue or become profitable.

Nano Mobile may be unable to leverage customer data in all geographic locations and this limitation may impact research and development operations.

Nano Mobile relies on data collected through charging stations or Nano Mobile’s mobile application. Nano Mobile uses this data in connection with the research, development and analysis of Nano Mobile’s technologies, creating and delivering value-add customer services and in assessing future charger locations as well as charging station capacities. Nano Mobile’s inability to obtain necessary rights to use this data for the stations that Nano Mobile does not own or freely transfer this data could result in delays or otherwise negatively impact Nano Mobile’s research and development and expansion efforts and limit Nano Mobile’s ability to derive revenues from value-add customer services. For instance, consumer privacy regulations may limit Nano Mobile’s ability to make fully informed, data driven business decisions, conduct microtargeting marketing strategies or provide microtargeting-based offerings to EV drivers.

Financial, Tax and Accounting-Related Risks

Nano Mobile’s financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause Nano Mobile’s results for a particular period to fall below expectations, resulting in a decline in the price of Nano Mobile’s common stock.

Nano Mobile’s financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future due to a variety of factors, many of which are beyond Nano Mobile’s control. Revenue and other operating results may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the Company’s common stock. In addition, fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. See “—Risks Related to Nano Mobile’s Business – Nano Mobile may need to raise additional funds and these funds may not be available when needed or may only be available on unfavorable terms, which could impact the Company’s ability to fund its operations, its growth and the build-out of the Company’s network.”

Continuing or worsening inflationary issues and associated changes in monetary policy may result in increases to the cost of charging equipment, other goods, services and personnel, which in turn could cause capital expenditures and operating costs to rise.

The U.S. inflation rate increased during 2021 and 2022 and has remained elevated in 2023. These inflationary pressures have resulted in and may continue to result in, increases to the costs of charging equipment and personnel, which could in turn cause capital expenditures and operating costs to rise. Sustained levels of high inflation have likewise caused the U.S. Federal Reserve and other central banks to increase interest rates, which could have the effects of raising the cost of capital and depressing economic growth, either of which—or the combination thereof—could hurt the financial and operating results of Nano Mobile’s business.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect the Company’s current and projected business operations and its financial condition and results of operations.

Events involving limited liquidity, defaults, non-performance, or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Most recently, on March 10, 2023, the California Department of Financial Protection and Innovation closed Silicon Valley Bank (“SVB”) and appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each placed into receivership. Although a statement by the U.S. Department of the Treasury, the Federal Reserve and the FDIC indicated that all depositors of SVB would have access to all of their money after one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with SVB, Signature Bank or any other financial institution that is placed into receivership by the FDIC may be unable to access undrawn amounts thereunder. Even though the Company assesses its banking and customer relationships as it believes necessary or appropriate, the Company’s access to funding sources and other credit arrangements in amounts adequate to finance or capitalize its current and projected future business operations could be significantly impaired by factors that affect the Company, the financial services industry or the economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry.

The results of events or concerns that involve one or more of these factors could include a variety of material and adverse impacts on the Company’s current and projected business operations and financial condition and results of operations. These factors could include, but may not be limited to, the following:

●	Delayed access to deposits or other financial assets or the uninsured loss of deposits or other financial assets;

●	Loss of access to working capital sources and/or the inability to refund, roll over or refund, roll over or extend the maturity of, or enter into new credit facilities;

●	To the extent that Nano Mobile enters into credit agreements or arrangements or operating or financial agreements, potential or actual breaches of financial covenants or potential or actual cross-defaults in such agreements; or

●	To the extent that Nano Mobile enters into cash management arrangements, termination of cash management arrangements and/or delays in accessing or actual loss of funds subject to cash management arrangements.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and more restrictive financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for the Company to obtain financing on acceptable terms or at all. Any decline in available funding or access to the Company’s cash and liquidity resources could, among other risks, adversely impact the Company’s ability to meet its operating expenses, financial obligations or fulfill its other obligations, result in breaches of its contractual obligations or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on the Company’s liquidity and its business, financial condition or results of operations.

Risks Related to Legal Matters and Regulations

Privacy concerns and laws, or other regulations, may adversely affect Nano Mobile’s business.

State and local governments and agencies in the jurisdictions in which Nano Mobile operates and in which customers operate, have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing and disclosure of information regarding consumers and other individuals, which could impact Nano Mobile’s ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction. The costs of compliance with and other burdens imposed by, laws, regulations, standards and other obligations relating to privacy, data protection and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards and other obligations may limit the use and adoption of Nano Mobile’s products and services, reduce overall demand, lead to regulatory investigations, litigation and significant fines, penalties, or liabilities for actual or alleged noncompliance, or slow the pace at which Nano Mobile closes sales transactions, any of which could harm Nano Mobile’s business. Moreover, if Nano Mobile or any of Nano Mobile’s employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage Nano Mobile’s reputation and brand.

Additionally, existing laws, regulations, standards and other obligations may be interpreted in new and differing manners in the future and may be inconsistent among jurisdictions. Future laws, regulations, standards and other obligations and changes in the interpretation of existing laws, regulations, standards and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance and limitations on data collection, use, disclosure and transfer for the Company and Nano Mobile’s customers. Further, five states — California, Virginia, Colorado, Utah and Connecticut — have enacted similar, comprehensive privacy laws applicable to Nano Mobile and its data processing activities. For example, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions. Further, on November 3, 2020, California voters approved the California Privacy Rights Act (“CPRA”), which amended the CCPA. The CPRA became effective on January 1, 2023; however, regulations have not yet been issued, and enforcement does not begin until July 1, 2023. Although Nano Mobile initiated a compliance program designed to comply with CCPA after consulting with outside privacy counsel, Nano Mobile remains exposed to ongoing legal risks related to the CCPA and the expansion of the CCPA under the CPRA. The costs of compliance with and other burdens imposed by laws and regulations relating to privacy, data protection and information security that are applicable to the businesses of customers may adversely affect the ability and willingness to process, handle, store, use and transmit certain types of information, such as demographic and other personal information.

In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that Nano Mobile will meet voluntary certifications or adhere to other standards established by them or third parties. If Nano Mobile is unable to maintain these certifications or meet these standards, it could reduce demand for Nano Mobile’s solutions and adversely affect Nano Mobile’s business.

Existing and future environmental, accessibility, health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact Nano Mobile’s financial results or results of operation.

Nano Mobile and Nano Mobile’s operations, as well as those of Nano Mobile’s contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes, as well as electronic wastes and hardware, whether hazardous or not. These laws may require the Company or others in Nano Mobile’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on Nano Mobile’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for Nano Mobile’s operations or on a timeline that meets Nano Mobile’s commercial obligations, it may adversely impact Nano Mobile’s business.

Environmental, accessibility, and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on Nano Mobile’s business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to site design, hardware manufacturing, electronic waste, or batteries, could cause additional expenditures, restrictions and delays in connection with Nano Mobile’s operations as well as other future projects, the extent of which cannot be predicted. For instance, more stringent laws or regulations for DC fast charging or companies that provide DC fast charging services may be enacted in the near future. Nano Mobile’s charging stations have been constructed at various stages of development of the regulatory regime regarding accessibility. Nano Mobile’s charging stations that have been constructed before regulations are issued may not comply with new regulations, which could subject the Company to penalties and enforcement actions. Additionally, Nano Mobile could be regulated as a retail electric service provider in the future.

Further, Nano Mobile anticipates to rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of wastes, regardless of whether such failure is the responsibility of Nano Mobile or Nano Mobile’s contractors, may result in liability under environmental laws, including, but not limited to, CERCLA and state analogs, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Nano Mobile may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of RCRA and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of Nano Mobile’s charging stations may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, Nano Mobile may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or Nano Mobile’s ability to qualify the materials Nano Mobile uses for exclusions under such laws and regulations, could adversely affect Nano Mobile’s operating expenses. Additionally, Nano Mobile may not be able to secure contracts with third parties to continue their key supply chain and disposal services for Nano Mobile’s business, which may result in increased costs for compliance with environmental laws and regulations.

Separately, Nano Mobile may also be subject to various supply chain requirements regarding, among other things, conflict minerals and labor practices. Nano Mobile may be required to incur substantial costs to comply with these requirements and the failure to comply may result in substantial fines or other penalties that may adversely impact Nano Mobile’s business, financial condition or results of operations.

Increasing attention to ESG matters may increase Nano Mobile’s costs of compliance and adversely impact Nano Mobile’s business.

There is an increased focus, including by governmental and nongovernmental organizations, investors, customers and other stakeholders on climate change matters, including increased pressure to expand disclosures related to the physical and transition risks related to climate change and to establish sustainability goals, such as the reduction of greenhouse gas emissions, which could expose Nano Mobile to market, operational and execution costs or risks. Nano Mobile’s failure to establish targets or targets that are perceived to be appropriate, as well as to achieve progress on those targets on a timely basis, or at all, could adversely affect the reputation of its brand and sales of and demand for its products. To the extent legislation is passed or regulations are adopted, Nano Mobile could incur significant additional costs of compliance due to the need for expanded data collection, analysis and certification with respect to greenhouse gas emissions and other climate change related risks. For example, in March 2022, the SEC proposed new rules requiring public companies to disclose information related to their direct greenhouse gas emissions and indirect emissions from purchased energy, as well as specific categories of greenhouse gas emissions from upstream and downstream activities in the companies’ value chains, otherwise known as Scope 3 emissions. If the SEC’s proposed emissions reporting rule is finalized, it could significantly increase Nano Mobile’s compliance costs. Nano Mobile may also incur additional costs or require additional resources to monitor, report and comply with stakeholder expectations and standards and legislation and to meet climate change targets and commitments if established. In particular, Nano Mobile markets the electricity provided from Nano Mobile’s charging stations as mostly renewable based on the Company’s purchase of RECs. Certain ESG-focused investors and other stakeholders may instead favor direct purchases of renewable electricity, which in turn could lead the Company to choose to purchase electricity through such other sources, which could increase Nano Mobile’s costs and have an adverse impact on Nano Mobile’s results of operations.

Additionally, Nano Mobile may receive requests for sustainability related information about its products, business operations and use of sustainable materials, among other data and may be required to satisfy certain ESG-related requirements as a condition to working with certain counterparties or participating in certain grant programs. Efforts to satisfy such requirements may result in increased costs and Nano Mobile’s inability to comply with these and other sustainability requirements in the future could adversely affect sales of and demand for its products and its ability to participate in certain grant programs.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Unfavorable ESG ratings could lead to increased negative investor sentiment toward Nano Mobile and could impact Nano Mobile’s access to and costs of capital. Additionally, to the extent ESG matters negatively impact Nano Mobile’s reputation, Nano Mobile may not be able to compete as effectively to recruit or retain employees, which may adversely affect Nano Mobile’s business. Such ESG matters may also impact Nano Mobile’s suppliers, which may adversely impact Nano Mobile’s business and financial condition.

Because Nano Mobile has no current plans to pay cash dividends on Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell Class A common stock for a price greater than that which you paid for it.

Nano Mobile may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board of Directors and will depend on, among other things, Nano Mobile’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board of Directors may deem relevant. In addition, Nano Mobile’s ability to pay dividends may be limited by covenants under any existing or future facilities for indebtedness entered into by Nano Mobile or Nano Mobile’s subsidiaries. As a result, you may not receive any return on an investment in Class A common stock unless you sell Class A common stock for a price greater than that which you paid for it.

Risks Related to the Securities in this Offering

Investment in our Common Stock is speculative.

The shares of our Common Stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the Common Stock. Before purchasing any of the shares of Common Stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you may lose all or part of your investment.

There is no current liquid market for the shares of Common Stock. We may not continue to satisfy the requirements for quotation on the OTC markets and, even if we do, an active market for our Common Stock may not develop.

Our Common Stock is quoted on the OTC Market over-the-counter market operated by OTC Markets Group Inc. under the symbol “VNTH”. Under Regulation A, shares of Common Stock that we sell to non-affiliates of the Company in this offering are freely tradeable and not restricted. Any securities purchased in this offering by affiliates of the Company are considered control securities. Nonetheless, even though our stock is quoted, that does not mean that there is or will be a liquid market for our Common Stock. If we fail to continue to meet the requirements for quotation on OTC Pink, the shares may be quoted on other tiers of the over-the-counter market to the extent any demand exists. Whether or not we’re quoted on a market, or listed on an exchange, investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral, or be able to hold the stock in a traditional brokerage account. Without a liquid market for our Common Stock, it may be impossible for shareholders to be able to value their stock, reducing or eliminating the value of the stock as an incentive. Even if we continue to satisfy the requirements of the OTC Market, it is not a stock exchange. As a result, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock than there would be if our shares were listed on a stock exchange, which may lead to lower trading prices for our Common Stock.

Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a shareholder’s ability to buy and sell our stock.

The Commission has adopted regulations that generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth exclusive of home in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this Offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this Offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre- dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreements, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the company under any of the agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the relevant jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Securityholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g., minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: “Credit Cards and Investments – A Risky Combination”, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Our executive officers and directors have potential conflicts of interest since they will be selling securities as part of this Offering.

After (and assuming) the Company receives gross proceeds of $1,000,000 in this Offering, certain executive officers and insiders of the Company that are shareholders of the Company will be permitted to sell their own shares in this Offering, receiving proceeds from investors directly, instead of those proceeds being received by the Company. Since the Company has not anyone to act as the broker-dealer of record in this Offering and to perform administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services, the Company may rely on those officers to communicate with investors on behalf of the Company. Since certain of our officers may also be simultaneously attempting to sell their own shares as selling shareholders in this Offering, there is a risk that these officers will prioritize selling their own shares over selling the Company’s shares, which could result in less proceeds being raised in this Offering for the Company. Such a result could lead to fewer funds being available to fund the Company’s operations and carry out its business plan, which could ultimately harm the value of your investment.

Investing in Nano Mobile’s securities involves risks. Before you make a decision to buy Nano Mobile’s securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm Nano Mobile’s business, financial condition, liquidity and results of operations. As a result, the market price of Nano Mobile’s securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this Quarterly Report are not the only risks and uncertainties that Nano Mobile faces. Additional risks and uncertainties not presently known to the Company or that Nano Mobile currently believes to be immaterial may become material and adversely affect Nano Mobile’s business. Factors that could cause Nano Mobile’s actual results to differ materially from those in this Quarterly Report include the risk factors described in the Annual Report.

New climate disclosure rules proposed by the SEC may increase Nano Mobile’s costs of compliance and adversely impact Nano Mobile’s business.

On March 21, 2022, the SEC proposed new rules relating to the disclosure of a range of climate-related risks. Public comments were due by June 17, 2022 and the SEC is currently finalizing the new rules and is expected to be effective in December 2022. At this time, Nano Mobile cannot predict the costs of implementation or any potential adverse impacts resulting from the rule. To the extent this rule is finalized as proposed, Nano Mobile could incur increased costs relating to the assessment and disclosure of climate-related risks and costs related to greenhouse gas emissions accounting and disclosures regarding Nano Mobile’s use of renewable energy certificates. Nano Mobile may also face increased litigation risks related to disclosures made pursuant to the rule if finalized as proposed.

Continuing or worsening inflationary issues and associated changes in monetary policy may result in increases to the cost of our charging equipment, other goods, services and personnel, which in turn could cause our capital expenditures and operating costs to rise.

The U.S. inflation rate has been steadily increasing since 2021 and into 2022. These inflationary pressures may result in increases to the costs of our charging equipment and personnel, which would in turn cause our capital expenditures and operating costs to rise. Sustained levels of high inflation have likewise caused the U.S. Federal Reserve and other central banks to increase interest rates, which could have the effects of raising the cost of capital and depressing economic growth, either of which—or the combination thereof—could hurt the financial and operating results of our business.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL THE RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b). The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company. Our Offering Price is likely to be arbitrarily chosen from the median price of our Stock in the preceding twelve months, with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Common Stock offered under this offering.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more.

The following table presents the Company’s capitalization as of December 29, 2023 and compares the price that new investors are paying for their shares with the effective cash price paid by existing stockholders (which includes officers, directors, promoters or affiliated persons of the Company), assuming full conversion of preferred stock and full vesting and exercise of outstanding warrants, and based on the assumed offering price of $0.001 per share, which is the midpoint of the price range set forth on the cover page of this Offering Circular. This method gives investors a better picture of what they will pay for their investment compared to the Company’s insiders. In the past year, none of the Company’s officers, directors, promoters or affiliated persons have acquired any shares of Common or Preferred Stock of the Company.

We note that a $0.0002 increase (decrease) in the assumed initial public offering price of $0.001 per share, which is the midpoint of the price range set forth on the cover page of this Offering Circular, would increase (decrease) the net proceeds to us from this offering by approximately $3.1 million, assuming the number of shares offered by us, as set forth on the cover page of this Offering Circular, remains the same and after deducting the estimated commissions and estimated offering expenses payable by us.

INCLUDING ALL ISSUED (NON- FORFEITED) OPTIONS AND SHARES:
Dates	Issued	Potential	Total Issued and	Effective Cash Price per Share at Issuance or Potential
Issued	Shares	Shares	Potential Shares	Conversion
Common Stock 2010 - 2021 2010 - 2020	2,938,765,298		2,938,765,298	Unknown (1)
2021	335,000,000		335,000,000	$ 0.0001 (2)
2022	0		0	$0

Total Common Share Equivalents	3,273,765,298	4,000,000,000	7,273,765,298	$0.00092

Investors in this Offering, assuming more than $1 million raised	315,000,000		315,000,000	$0.001

Totals after effect of this Offering	3,273,765,298	4,000,000,000	7,273,765,298	$0.00092

(1)	Current management purchased control of Company in August of 2021 and had no knowledge of any transaction by the Company including transactions in it shares until August 2021.
(2)	Weighted average price shown. Issued at effective cash prices ranging from $0.0002 to $0.001.

In the event all the shares of Common Stock are not sold upon completion of this Offering, the following table details the range of possible outcomes from the offering assuming the sale of 100%, 75%, 50% and 25% of the available shares.

Funding Level	100%	75%	50%	25%
Offering Price	$0.001	$0.001	$0.001	$0.001
Pro forma net tangible book value per Common Share Equivalent before the offering	(0.0001)	(0.0001)	(0.0001)	(0.0001)
Pro forma as adjusted net tangible book value per Common share Equivalent after the offering	0.0006	0.0005	0.0004	0.0003
Dilution to investors participating in the offering	0.0004	0.0005	0.0006	0.0007
Dilution as a percentage of the offering price	42%	47%	54%	65%
Net tangible book value as of December 29, 2023	$4,000,000	$3,000,000	$2,000,000	$1,000,000
Net proceeds from this Offering	$400,000	$300,000	$200,000	$100,000
Estimated issuance cost	$3,927,377	$3,027,377	$2,127,377	$1,227,377
Pro forma as adjusted net tangible book value after the offering
	3,273,765,298	3,273,765,298	3,273,765,298	3,273,765,298
Issued Common Share Equivalents	4,000,000,000	3,000,000,000	2,000,000,000	1,000,000,000
Number of shares to be sold in this Offering
Total pro forma as adjusted issued common share equivalents after the offering	7,273,765,298	6,273,765,298	5,273,765,298	4,273,765,298
Pro Forma as adjusted net tangible book value per common share equivalent after the offering	0.0006	0.0005	0.0004	0.0003
Future dilution	0.0004	0.0005	0.0006	0.0007

Another important way of looking at dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the Company issuing additional shares. In other words, when the Company issues more shares, the percentage of the Company that you own will go down, even though the value of the Company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the Company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors most occurs when the Company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2022 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December the Company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the Company but her stake is worth $200,000.

●	In June 2023 the Company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the Company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the Company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters, and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The Company and its shareholders are offering up to $4,315,000,000 in Shares of Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. 315,000,000 of the Shares being sold in this Offering are being sold by existing securities holders.

The Company itself is offering a maximum of 15,000,000,000 shares of Common Stock to the public and certain of our shareholders are offering a maximum of 315,000,000 shares of Common Stock. The Company will determine the offering price of the shares of Common Stock in this Offering after the qualification of the offering statement of which this Offering Circular forms a part, and the Company will sell the shares in this Offering at that fixed offering price that is determined by the Company after qualification for the duration of the Offering. Potential investors should be aware that there can be no assurance that any other funds will be invested in this Offering other than their own funds.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers.

We plan to market the securities in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular and other materials on an online investment platform.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

We and the selling shareholders are offering securities in all states. To the extent that our officers and directors make any communications in connection with the Offering, they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Exchange Act, and, therefore, none of them is required to register as a broker-dealer.

While the Company hopes and is actively seeking for one, it has not engaged a broker-dealer registered with the Commission and a member of FINRA, to act as the broker- dealer of record for this Offering, and also for underwriting or placement agent services. If and when we engage one, whichever broker-dealer, underwriter or placement agent the Company will engaged must be one that also is ready and able to perform the following administrative and compliance related functions in connection with this Offering:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer.
●	Review each investors subscription agreement to confirm such investors participation in the Offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.
●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;
●	Not provide any investment advice nor any investment recommendations to any investor.
●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).
●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has decided to set aside 10% of the proceeds from this Offering to pay commissions, fees and other expenses to support the Offering. These assumptions were used in estimating the expenses of this Offering.

Although this is an offering made under “Tier 2” of Regulation A, upon qualification, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such people. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other people participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchanges. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no such listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

Selling Securityholders

Certain shareholders of the Company intend to sell up to 315,000,000 shares of Common Stock in this Offering (representing $315,000 worth of Common Stock, and assuming an offering price of $0.001per share. Shareholders will only participate in the Offering after the Company has received gross proceeds of $100,000 in this Offering (calculated based on the assumed price set forth on the cover page of this Offering Circular). Once the Company reaches this threshold, the selling shareholders will be allowed to participate and to sell the 315,000,000 shares (calculated based on the assumed price set forth on the cover page of this Offering Circular). In total, the selling shareholders may sell up to 315,000,000 shares, or 7.30% of the maximum number of shares being offered in this Offering (calculated based on the assumed price set forth on the cover page of this Offering Circular).

Selling shareholders will participate on a pro rata basis, which means that at each closing in which selling shareholders are participating, a shareholder will be able to sell its “Pro Rata Portion” of the shares that the shareholder is offering (as defined and set forth in the table below) of the number of securities being issued to investors. For example, if after raising $2 million the company holds a closing for $1 million in gross proceeds, the company will issue shares and receive gross proceeds of $900,000 while each of the selling shareholders will receive their Pro Rata Portion of the remaining $100,000 in gross proceeds and will transfer their shares to investors in this Offering. Selling shareholders will not offer fractional shares and the shares represented by a shareholder’s Pro Rata Portion will be determined by rounding down to the nearest whole share.

After qualification of the offering statement, the selling shareholders will enter into an irrevocable power of attorney (“POA”) with the Company as attorney-in-fact, in which they direct the Company and the attorney-in-fact to take the actions necessary in connection with the Offering and sale of their shares. A form of the POA is filed as an exhibit to the offering statement of which this Offering Circular forms a part.

Selling Shareholder	Shares owned prior to Offering	Shares offered by selling shareholder(1)	Shares owned after the Offering (1)	Shareholder's Pro Rata Portion (2)
Frank I Igwealor	300,000,000	300,000,000	0	95.24%
Patience Ogbozor	10,000,000	10,000,000	0	3.17%
Ambrose Egbuonu	5,000,000	5,000,000	0	1.59%

TOTAL (3)	315,000,000	315,000,000	0	100.00%

(1)	Based on an offering price of $0.001per share, which is the midpoint of the price range set forth on the cover page of this Offering Circular.

(2)  “Pro Rata Portion” represents that portion that a shareholder may sell in the Offering expressed as a percentage where the numerator is the amount offered by the shareholder divided by the total number of shares offered by all selling shareholders.

The selling shareholders will sell their shares in this Offering at the same stated, fixed price as the Company for the duration of the Offering, which price will be determined by the Company after the qualification of the offering statement of which this Offering Circular forms a part.

Transfer Agent

The Company has also engaged Pacific Stock Transfer Company., a Nevada corporation and a registered transfer agent with the Commission, who will serve as transfer agent to maintain shareholder information on a book-entry basis. There are no set up costs for this service, and fees for this service will be limited to secondary market activity.

Provisions of Note in Our Subscription Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Forum Selection Provisions

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $4,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $3,600,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

The management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, the management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

Please see the table below for a summary of our intended use of the proceeds from this Offering:

Use of Proceeds Percentage of Offering Sold

	100%	75%	50%	25%

Marketing Expenses	$88,889	$66,667	$44,445	$22,222
Research & Development	$44,444	$33,333	$22,222	$11,111
Offering Expenses	$400,000	$300,000	$200,000	$100,000
Debt Repayment(1)	$475,000	$356,250	$237,500	$118,750
Financing Capital for Real Estate Acquisition & EV ChargePoint Installations	$2,757,994	$2,068,496	$1,378,997	$689,499
Strategic Partnerships/Acquisitions	$207,006	$155,255	$103,503	$51,752
Miscellaneous Operating Expenses	$26,666	$20,000	$13,333	$6,667
TOTAL	$4,000,000	$3,000,000	$2,000,000	$1,000,000
(1)	$475,000 promissory note issued to Alpharidge Capital LLC due 02/01/2025. The control person for Alpharidge Capital LLC is Frank Igwealor.

Because this Offering is a “best effort” offering, we may close this Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in the economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

THE COMPANY’S BUSINESS

Overview

Nano Mobile seeks to create a portfolio of residential and commercial properties with EV-charge-points across Los Angeles, California, Las Vegas, Nevada, and Boston, Massachusetts. The company will achieve its goal by acquiring existing properties and retrofitting them with EV-Charge-Points that will be available and open to all EV-drivers allowing them to recharge at affordable fees. Across its properties and those it has under lease or joint-venture agreement, the company intends to provide EV charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. Nano Mobile wants to be a crucial player in the clean transportation future and wherever it is possible, the company would pursue the goal of designing many of the proposed charging networks to be powered by renewable energy. Nano Mobile action-plan includes partnerships with other landlords, automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations.

Nano Mobile has a flexible business model that would derive value through multiple revenue streams. The foundation of the Company’s business is the development and operation of EV charging sites through which it dispenses electricity to EVs driven by individuals, commercial drivers and fleet operators. Nano Mobile will prioritize the build out of ultra-fast chargers, a key market segment that is expected to grow faster than the overall EV charging market. See “— Suppliers and Service Providers — Electricity.” To take advantage of the expected rapid growth in the number of EVs on the road in the United States, the Company will rapidly expand its network of charging stations, focusing on development of locations with favorable traffic, utilization and financial return characteristics. The Company plans to deploy technology and analytical tools, along with commercial partnerships with OEMs, fleets and governments, to provide a strong competitive edge as it selects, designs and develops new charging stations. Furthermore, Nano Mobile will use robust underwriting standards for its portfolio to meet or exceed a pre-defined internal rate of return before project approval.

Nano Mobile plans to form partnerships and collaboration with a wide range of automotive OEMs, rideshare operators and other channel partners. These would be designed to incentivize and accelerate EV adoption across the U.S. Through these partnerships, Nano Mobile’s network will power several millions of electric miles in the next 60 months. Miles delivered would be equal to the number of kWh Nano Mobile dispensed multiplied by the number of miles the average EV receives from a single kWh (“vehicle efficiency”). The weighted average vehicle efficiency from all vehicles compatible with the Nano Mobile network in operation at the end of each year would be based on annual data from Experian and the U.S. Department of Energy. The weighted average vehicle efficiency would be applied to the Nano Mobile kWh dispensed in the associated period.

Nano Mobile plans to also serve the rapidly growing EV fleet segment. The Company intends to develop and deploy fleet-charging solutions for light-, medium- and heavy-duty EV fleets. Reliable and flexible charging is essential to fleet electrification. Nano Mobile intends to develop, build, operate and service charging assets for fleets at their own depot locations, at off-site charging hubs that Nano Mobile would secure, or via Nano Mobile’s public network. In addition, Nano Mobile intends to develop and integrate a specialized/adaptable software that could connect to most/any fleet’s logistics platform.

Organizational History

The company was incorporated in the State of Delaware on April 21, 2010. We were initially in the business  of becoming a pharmaceutical manufacturer with the specific intention of bidding on South African government health care contracts and tenders. We abandoned that business plan when, on  November 7, 2013, Nanobeak, LLC, a Delaware limited liability company (formerly Nanobeak, Inc., a California corporation) (“Nanobeak”)  acquired a majority interest in our company through the stock purchase of a controlling interest in our company from Bayview Terrace Limited.

The Company had planned on developing a low cost point-of-care screening device that will detect and analyze common  components from human breath and provide an early indication of chronic diseases such as heart failure and various forms of cancer, as well as contagious diseases such as strep  throat. The principles of operation were driven by technology developed by NASA. The sensor can connect via Bluetooth to any capable smart  device  running  an  iOS or Android  operating  system. Development efforts  on  the sensor  were  concluded and  the device  is  now in a  clinical  environment.

The final development stage for the healthcare sensor will be formal clinical trials and ultimately to obtain FDA approval. Imagine a world where one company makes a difference, saving lives, through the earliest detection of deadly diseases and improving traffic safety.

Our vision is t o save lives, create efficiency and reduce costs through innovative, mobile screening technologies. Our mission is to commercialize lifesaving, mobile breath sensor technologies that enable professionals to more efficiently screen for the earliest signs of disease or the presence of drugs, enabling improved health outcomes, traffic safety and significant cost reduction. We are developing detection devices based on patented technology invented by the National Aeronautics and Space Administration (“NASA”) that was licensed to Nanobeak, and further sublicensed to us.

On January 9, 2015 we redomiciled our company from Delaware to Delaware and changed our name to Nano Mobile Healthcare, Inc.

On August 2, 2021, Alpharidge Capital LLC, a California firm controlled by Mr. Frank I Igwealor acquired the control block of the Company in form of the 50,000,000 preferred shares with 85% Super-voting power. Following this change of control, the Company repivoted its business model and commenced the process of clearing all the convertible notes issued and outstanding which has been the reasons for the Company’s stunted growth. Similarly, on September 16, 2022, Mr Roy Watson purchased from Alpharidge Capital, the Company’s control block of 50 million preferred shares with the super voting power. Subsequent to this transaction, the Company pivoted into the EV line of business.

Along the line, the Company had a change of direction and decided to move into the EV industry by providing easily accessible charging stations to user of Electric vehicles across California and other states. In connection with the Company’s entry into the EV industry, the Company pivoted away from healthcare and health-related business model to pursue a new strategic partnership involving owners of strategic commercial and rental real estate properties and manufacturers to install chargestations on premises of convenient stores, grocery stores and apartment buildings.

Principal Products and Services

Nano Mobile has a flexible business model that derives value through multiple revenue streams. The foundation of the Company’s business is the development and operation of EV charging sites through which it dispenses electricity to EVs driven by individuals, commercial drivers, and fleet operators. Nano Mobile’s principal revenue stream is from the provision of charging services for EVs of all types on Nano Mobile’s network. In addition, a variety of business-to-business commercial relationships provide Nano Mobile with revenue or cash payments based on commitments to build new infrastructure, provide guaranteed access to charging, and offer marketing, data and software-driven services. Nano Mobile also earns revenue from the sale of regulatory credits generated through sales of electricity and its operation and ownership of its charging network. This combination of revenue streams can drive long-term margin expansion and customer retention.

Market Overview

The EV charging market is inextricably linked to the general market for EVs, which has experienced significant recent growth. For the year end December 31, 2022, new battery EV sales in the United States were approximately 812,000, an increase of 65% compared to 2021, according to Cox Automotive. Market growth is driven by tailwinds such as increased EV model availability and performance, lower upfront prices for EVs, lower total cost of ownership (“TCO”) as compared to internal combustion engine (“ICE”) vehicles, increased range and availability of chargers and federal, state and local incentives and regulations. In response to the growing electrification trend, nearly all major automobile manufacturers have committed to the production of EV models, with over 60 EV models anticipated to be available in 2023 from over 30 manufacturers and nearly a dozen more models coming onto the market soon. Additionally, major automobile manufacturers have set aggressive targets for EV sales, with General Motors (“GM”) announcing aims to phase out ICE vehicle sales by 2035, Ford planning on 40% to 50% of its global vehicle volume to be all-electric by 2030, and Mercedes-Benz and Volvo each committing to be all electric by 2030. According to forecasts from the United States Department of Transportation and Bloomberg New Energy Finance (“BNEF”), approximately eight million EVs are expected to be on American roads by 2025, nearly 34 million EVs by 2030 and over 125 million by 2040, which would represent approximately 50% of all motor vehicles in the U.S.

Automobile and battery manufacturers have substantially increased their efforts to offer EVs at a wide range of price points and to develop batteries with higher efficiencies and lower costs. According to a 2022 report by Reuters, $1.2 trillion is expected to be spent on EV investment through 2030 by global automobile OEMs. Their investments are expected to expand and put EVs and their associated technologies into mass production, which in turn is expected to underpin optimization of the global EV supply chain. Efforts to date by OEMs have already lowered the upfront costs of EVs, with further price reductions expected over the next several model years. As measured in terms of TCO, certain classes of EVs are already at or below parity with their ICE counterparts. As overall EV costs decline, it is expected that greater numbers of EV models will reach TCO parity with their ICE equivalents and that the TCO advantage for other types of EVs will expand.

In addition to price and TCO declines, widespread adoption of EVs will require consumer confidence in vehicle range, charger availability and increased model choice. Newer EV models, including the Chevrolet Bolt EUV, Toyota bZ4X, Nissan Ariya, Subaru Solterra, Ford F-150 Lightning, BMW i4, Hyundai Ioniq5, Kia EV6, VW ID.4, Audi Q4 e-tron, Rivian R1S, Volvo C40 Recharge and Tesla Models 3/Y/S/X, have eclipsed 200 miles of range on a full charge, a significant improvement to earlier EV models. Researchers and automotive engineers expect that EV ranges will continue to improve as battery technologies advance and costs decline over time. Beyond increases in range, broadly expanded EV offerings in the sport utility vehicle (“SUV”), crossover utility vehicle and pickup truck segments over the next three to five years are expected to greatly expand the market appeal and reach of EVs and further accelerate adoption of EVs.

These advances are further supported by incentives and rebates offered by federal, state and local governments to encourage the adoption of EVs. In November 2021, Congress passed and the President signed the Infrastructure Investment and Jobs Act (“IIJA”), also known as the Bipartisan Infrastructure Law. Among other provisions, this legislation included up to $7.5 billion in funding for EV charging infrastructure through the Department of Transportation. The U.S. federal government previously offered a tax credit for qualified plug-in EVs with a minimum credit of $2,500 and a maximum credit of $7,500, depending on vehicle weight and battery capacity. In August 2022, the President signed into law the Inflation Reduction Act (“IRA”), which modified and extended the previous EV tax credit and created new tax credits for previously owned EVs and commercial vehicles. The legislation included new domestic content and critical mineral sourcing requirements and eliminated a cap on the availability of tax credits for individuals who purchased vehicles from OEMs that had reached certain production levels. The IRA also expanded, extended, and introduced new eligibility requirements for the tax credit for electric vehicle service equipment (“EVSE”) under Section 30C of the Code. States including California, Colorado, Delaware, Illinois, Massachusetts, New Jersey and New York also offer various rebates, grants and tax credits to incentivize both EV purchases or leases, and pursuant to the IIJA, funding will soon become available for EVSE nationwide through grant programs administered by state departments of transportation.

Demand for EVs has also been encouraged by regulatory developments and changes in consumer habits. Several states — including California, Oregon, New Jersey, New York, Maryland and Massachusetts — have adopted or proposed mandates for EVs, and California alone has set an aggregate goal of more than seven million EVs on the road by 2030, which, by California Energy Commission estimates, will require 1.2 million private and shared public chargers.

Additionally, California has enacted its Clean Miles Standard and Incentive Program (the “Clean Miles Standard”) aiming to reduce greenhouse gas emissions from transportation networking companies (“TNCs”), such as rideshare vehicles, through electrification and other means. In 2021, California also finalized the Advanced Clean Truck (“ACT”) rule, a regulation that requires an increasing percentage of medium- and heavy-duty trucks sold in the state to be zero emissions. States such as Washington, New York, New Jersey and Oregon have also adopted the ACT rule. These regulations, combined with a shift toward car-sharing and mobility as a service offering, will rapidly accelerate EV adoption by fleets in the coming years.

EV charging demand is a direct result of the number of EVs operating during a given period, miles traveled by such EVs and vehicle efficiency of such EVs. The market for fulfilling charging demand is bifurcated between high-powered DC fast and ultra-fast charging and lower powered Level 1 (defined below) and Level 2 (defined below) charging. The demand for different charging types is a function of the EV mix, owner demographics, locational factors, charger availability, pricing and EV use cases (e.g., private ownership, rideshare, commercially and municipally owned fleets, etc.). Lower-powered Level 1 and Level 2 charging is primarily used by EV owners with access to home or workplace charging and currently accounts for the majority of personal EV charging. Level 2 charging is also used by certain fleets that have the ability to charge overnight, have a low daily mileage requirement and return to a centralized location daily. Current DCFC customers are primarily those drivers who need to charge away from home in central business districts, those drivers who do not have access to home or workplace charging, or high-mileage fleets that seek to minimize downtime and maximize miles traveled.

Broadening demographics of EV owners, larger battery sizes, larger EVs with higher kWh usage per mile, increased EV penetration in medium- and heavy-duty vehicle applications, increasing adoption of rideshare and last-mile delivery services, and the proliferation of autonomous vehicle fleets are expected to increase demand for DCFC faster than demand for overall EV charging. According to forecasts from BNEF, fast charging is expected to constitute more than 25% of all public EV charging demand by 2030 as compared to less than 15% in 2021.

While EVs are more readily available and may benefit from first-mover, supply chain and infrastructure availability advantages relative to other non-ICE vehicles, several alternative vehicle types are also being developed which rely on hydrogen, biodiesel or hybrid powertrains for alternatives to fossil fuels. Sales of such vehicles may reduce the number of drivers requiring EV charging infrastructure.

EV Chargers and Standards

Working with the charger manufacturing industry, Nano Mobile intends to design and deployed a next generation DC fast charging station architecture whereby modular power units are placed under software management and control, allowing power output to be shared dynamically between vehicles that are simultaneously connected to a charger. This advanced architecture will enable Nano Mobile to meet increasing charging requirements of the future, including higher charging speeds, higher power provisioning, dynamic energy and demand management, access prioritization, queuing management and scheduling across different EV models, customer types and use cases. This would come in form of a modular software-defined design to maximizes charger throughput, asset utilization and ease of future power augmentation while eliminating single points of failure risks and improving charger reliability and availability. It would also maximizes the number of standardized equipment components, helping to accelerate the learning rate benefits and associated cost reductions of charging hardware over time and improving the ability to offer higher value-added service offerings in the future.

As EVs proliferate in the transportation ecosystem, the industry is experiencing an ongoing shift toward the standardization of chargers and the introduction of new industry protocols for interoperability.

EV chargers do not come with a “one size fits all” dispenser. EV chargers are typically categorized by their ability to deliver instantaneous amounts of power — as measured in kWs — and their charging standards. Current designations based on power level include:

●	DCFCs. DCFCs operate between 200 and 1000V DC and supply at least 50kW. DCFCs are almost exclusively available in public locations or commercial applications and are capable of adding range of 100 miles in as little as five to 10 minutes, where the actual charge rate is capped by the charging capabilities of the particular EV’s charging profile (with lower capability and older EV models requiring 30 minutes or more for equivalent range) or the DCFC’s maximum charging profile. As of December 31, 2022, Nano Mobile’s network included 2,184 DCFCs at over 900 locations — one of the largest public DC fast charging networks in the U.S. Nano Mobile’s network has been powered by mostly renewable electricity since 2019 through the purchase of RECs. See “— Governmental Regulation — Renewable Energy Markets.”

●	Level 2 AC Chargers. Level 2 chargers operate at 208V or 240V AC and supply between 3.6-19.2 kW. A Level 2 charger will not charge a battery as quickly as a DCFC, providing up to 20 miles of range per hour of charging. Level 2 chargers are often found in homes, workplaces and long dwell time public locations. Nano Mobile currently operates over 1,200 Level 2 AC chargers.

●	Level 1 AC Chargers. Level 1 chargers offer the least amount of power, as they operate at 120V AC, supplying between 1.2-2.4 kW. This is consistent with the power level offered through a standard household outlet. Such chargers can generally provide approximately 4-10 miles of range per hour. Nano Mobile’s network does not contain any Level 1 chargers.

In addition to supporting different charging capabilities, EVs in the U.S. use different charging standards and connector types. These standards are neither interchangeable nor interoperable (without specialized adaptors), and each utilizes a unique connector. Presently, all EV charging standards deliver energy through cables that connect the EV charging station directly to the vehicle using a port located on the exterior of the vehicle. There are currently three standards in use in the U.S. — CCS, CHAdeMO and Tesla.

●	DCFCs. DCFCs operate between 200 and 1000V DC and supply at least 50kW. DCFCs are almost exclusively available in public locations or commercial applications and are capable of adding range of 100 miles in as little as five to 10 minutes, where the actual charge rate is capped by the charging capabilities of the particular EV’s charging profile (with lower capability and older EV models requiring 30 minutes or more for equivalent range) or the DCFC’s maximum charging profile. See “— Governmental Regulation — Renewable Energy Markets.”

●	Level 2 AC Chargers. Level 2 chargers operate at 208V or 240V AC and supply between 3.6-19.2 kW. A Level 2 charger will not charge a battery as quickly as a DCFC, providing up to 20 miles of range per hour of charging. Level 2 chargers are often found in homes, workplaces and long dwell time public locations.

●	Level 1 AC Chargers. Level 1 chargers offer the least amount of power, as they operate at 120V AC, supplying between 1.2-2.4 kW. This is consistent with the power level offered through a standard household outlet. Such chargers can generally provide approximately 4-10 miles of range per hour.

Nano Mobile’s chargers would support each of the fast charging standards described above. Most of Nano Mobile’s charging stations would contain both CCS and CHAdeMO cables. With Tesla’s release of the CCS1 adaptor, all of Nano Mobile’s CCS stations would be accessible to Tesla drivers. Developing and deploying access to seamless, integrated charging for all EV drivers is a core commitment of Nano Mobile.

Products and Services

Retail Charging

The Company plans to sell electricity directly to drivers who access Nano Mobile’s publicly available networked chargers. Various pricing plans would exist for customers and drivers have the choice to charge as members (with monthly fees and reduced per minute or kWh pricing and other benefits such as reservations), through a subscription service, or as non-members, paying a full tariff for each session. Drivers would locate the chargers through a yet-to-be-developed Nano Mobile’s mobile application, their vehicle’s in-dash navigation system, or third-party databases, that license charger-location information from Nano Mobile. Nano Mobile’s chargers would generally be installed in parking spaces owned or leased by commercial or public-entity property owners, landlords and/or tenants (collectively, the “Site Hosts”) that desire to provide charging services at their respective locations. Commercial Site Hosts include retail and grocery stores, offices, medical complexes, airports and convenience stores. Nano Mobile’s offerings would be aligned with the goals of Site Hosts, as many commercial businesses increasingly view charging capabilities as essential to attracting tenants, employees, customers and visitors and achieve sustainability goals. Site Hosts would generally be able to obtain these benefits at no cost when partnering with Nano Mobile through the Company’s owner and/or operator model, in which Nano Mobile is responsible for the development, construction and operation of chargers located on Site Hosts’ properties. Normally, Site Hosts will earn revenue from license payments in the form of parking space rental fees that Nano Mobile pays in exchange for use of the site.

OEM Charging and Related Services

Nano Mobile intends to collaborate in OEM charging programs with revenue models to meet a wide variety of OEM objectives related to the availability of charging infrastructure and the provision of charging services for EV drivers. Nano Mobile plans to contract directly with OEMs to provide charging services to drivers who have purchased or leased such OEMs’ EVs and who access Nano Mobile’s public charger network.

Commercial Charging

Fleet and Rideshare Public Charging. High volume fleet customers, such as TNCs or delivery services, could access charging infrastructure through Nano Mobile’s public network. Pricing for charging services woulds be negotiated directly with the fleet owner based on the business needs and usage patterns of the fleet. In these arrangements, Nano Mobile plans to contract with and bill, either the fleet owner directly or an individual fleet driver utilizing Nano Mobile’s chargers. Access to the Nano Mobile public network would allow fleet and rideshare operators to support mass adoption of transportation electrification and achieve sustainability goals without needing to directly invest capital in charging infrastructure or incur operating costs associated with charging equipment.

Fleet Dedicated Charging. In addition to offering access to its public network, Nano Mobile plans to offer dedicated charging solutions to fleets. Given the diverse nature of the fleet segment, with a wide range of vehicle types, duty cycles, geographic footprints, fleet sizes and capitalization of the fleet operators, Nano Mobile’s dedicated charging solutions would be tailored to meet each fleet’s needs. Through its fleet product, Nano Mobile develops, plans to build, and service charging assets for fleets either at their own depot locations or at off-site charging hubs that Nano Mobile plans to secure without requiring a fleet to directly incur capital expenditures. Nano Mobile plans to offer turnkey charging solutions to fleets that Nano Mobile builds, owns and operates or that Nano Mobile sells to the fleet customer bundled with networking and other services. Nano Mobile plans to offer a variety of pricing models for dedicated charging solutions, including a mix of volumetric commitments and variable and fixed payments for provision of charging services. Together, Nano Mobile’s dedicated charging solutions and public fleet charging services would provide fleets with charging infrastructure options that are robust and flexible as the transition to electrified transportation accelerates.

Market Opportunity & Strategy

The U.S. EV market has recently experienced significant growth and the market share of EVs was approximately 6% of all vehicle sales in 2022. As adoption accelerates and the market continues to scale, the availability of appropriate charging infrastructure will be critical to enabling consumer and commercial adoptions of EVs. Larger (and thus heavier) EV models, such as SUVs and trucks, being made widely available in the coming years, coupled with an increased number of EV fleets, will require a greater number of easily accessible charging outlets. Further, DC charging is expected to grow faster than the overall charging market as EV range increases, battery density grows and as EV driver demographics and EV use cases expand. Access to convenient and affordable charging is key to accelerating EV adoption and Nano Mobile’s proposed mix of public and dedicated high-powered DCFC and low-powered Level 2 offerings would position Nano Mobile to take advantage of broadening electrification trends.

Nano Mobile services would be differentiated as an operator of charging infrastructure focused on high traffic, high density urban, suburban and exurban areas. For optimal implementation, Nano Mobile plans to hire and empower experts and professionals with robust track record in optimized site selection, site development, planning, equipment procurement, engineering, construction and operation. In addition, Nano Mobile plans to adopt a robust underwriting standards that would underpin disciplined capital allocation.

Nano Mobile plans to hire and empower a team of experts and professionals with skillset and expertise in network planning, site selection, site development, permitting and engineering, equipment specification and procurement, site construction and commissioning, as well as operations, maintenance and networking of a distributed network of DCFCs across the country.

The core elements of this proposed strategy include:

●	Identifying Optimal Charging Sites. Nano Mobile has developed a set of tools that leverage sophisticated data science, financial modeling and geographic information system (“GIS”) techniques to design the Company’s network plan. The tools inform allocations and charger placement at both macro and micro geographical levels – nationally, within a Metropolitan Division, within a specific utility territory and down to specific site locations. The tool takes into account current and projected EV penetration trends, local availability of charging infrastructure, traffic patterns, fleet partner electrification, input from OEMs, environmental justice and government policies. Based on these inputs, the tools optimize for financial return, regulatory incentive capture, utilization and network coverage. Nano Mobile’s network plan serves to organize the activities and priorities of the internal and external parties involved in deploying the network, allowing Nano Mobile to quickly execute against national opportunities like the National Electric Vehicle Infrastructure (“NEVI”) Program, which was established by the Bipartisan Infrastructure Law, while being efficient with its resources.

●	Charging Sites Development, Engineering and Construction. The Nano Mobile plans to hire and empower a team of experts and professionals with site leasing expertise who have long-standing relationships with national and regional retail chains and real estate investment trusts. These teams are focused on securing rights for charging station construction and operation at optimal sites that fit into a national network plan. In addition, Nano Mobile plans to also hire Development Engineering and Project Engineering teams that design site-specific solutions and bid construction projects out to third party engineering, procurement and construction firms. A Hardware Engineering team specifies, qualifies, tests, and validates all charging equipment that is deployed to ensure a seamless experience for Nano Mobile customers. Nano Mobile Project Management and Grid Integration teams then oversee construction projects, secure permits and easements as needed, and help ensure high quality and safety of charging sites. The Network Operations team commissions the sites and adds them to the active network.

●	Charging Equipment Procurement. The Nano Mobile Supply Chain team would secure availability of all equipment, negotiate pricing, maintain forecasts, and manage logistics and warehousing to ensure that the construction of sites can be carried out in a timely and cost-effective manner. The Supply Chain team would negotiate manufacturing and services agreements with all suppliers, conducts quarterly and annual business reviews with them, and audits conformance with the terms of Nano Mobile’s agreements. Detailed quality control metrics would be measured and reported during these meetings, along with improvement plans as needed.

●	Charging Sites Operation. The Operations Center (“TOC”) would operate from redundant locations on a 24/7/365 basis to remotely monitor all sites and charging stations. In addition to staffing internal resources, Nano Mobile would contract with several national network maintenance firms to ensure response times in as little as four hours when needed. Nano Mobile would carry out predictive and preventive maintenance designed to avoid interruption of service, and also corrective maintenance in cases where equipment requires attention. The TOC team would also performs regular onsite health checks to ensure that equipment is operating correctly and that any cosmetic issues are resolved.

●	Providing Value to Different Stakeholders within EV Ecosystem. Nano Mobile intends to provide charging services to fleet customers by granting access to its public network and designing, constructing and operating dedicated hubs. Providing various services (e.g., charging, software, data, marketing, etc.) to OEMs is an essential component of Nano Mobile’s strategy which allows capture of a broader customer base. Nano Mobile also works with a variety of site hosts (e.g., retailers, airports, automobile dealers, healthcare/medical facilities, hotels, municipal locations, parking lots, schools and universities, etc.) to provide charging as an amenity.

●	Technology-Enabled Products and Services. Nano Mobile plans to invest meaningfully to enhance products and services to maintain a leadership position as a developer, and operator of networked charging infrastructure. Continued research and development activities focused on hardware design, station architecture and Nano Mobile’s technology stack and software applications widen Nano Mobile’s competitive positioning and offer the potential for high margin accretive revenue streams. Through an innovative mobile app for EV drivers, with functionality allowing a seamless charging experience, a customized portal that provides OEM partners with Nano Mobile network visibility, and development of sophisticated diagnostics delivered to vendors in real time so that equipment functionality can be enhanced, Nano Mobile’s tech-enabled services would be designed to further strengthen Nano Mobile’s customer relationships.

●	Disciplined Capital Allocation. Nano Mobile’s capital investments undergo rigorous financial analysis and consideration by the Company’s internal investment committee. Investments are analyzed using several parameters and require the portfolio to meet or exceed a pre-defined internal rate of return before approval. Robust underwriting standards reviewed periodically by management and the Board of Directors underpin such disciplined capital allocation.

●	Public Policy Engagement. Nano Mobile plans to continuously engage with federal, state and local regulators, utilities, legislatures and other stakeholders to unlock new markets, shape funding opportunities, reduce electricity rates, implement streamlined EV charging tariffs and interconnection processes and promote competitive ownership of EVSE. As EVs become readily available nationwide and as federal infrastructure funding rolls out, Nano Mobile would also boost engagement with state and local officials, increasing its public policy outreach and continuing its advocacy for policies that advance electric mobility.

●	Pursuing Strategic Acquisitions. Nano Mobile continues to explore potential opportunities to expand its platform and reach, while maximizing shareholder value.

Competition

The charging infrastructure sector is evolving as the EV market grows and expands to serve new drivers, and it is likely to become increasingly competitive. Key parts of the charging value chain include charging equipment manufacturing and sales, charging network operation and ownership and charging software development. The EV charging companies currently operating in the U.S. – like Blink, ChargePoint, Electrify America, Tesla, Shell Recharge Solutions (formerly Greenlots), Volta, Tritium, IoTecha, Rhombus and a few electric utilities – are involved with various parts of this value chain. But given the relatively early stage of electrification as a sector, the business models being pursued by each company are still in flux. In general, charging sector incumbents may expand their product offerings and sales strategies and new well-capitalized competitors may enter the market.

As the charging sector continues to evolve, a number of players have emerged or could emerge as competitors of Nano Mobile. As a potential builder, owner and operator of a public fast charging network, Nano Mobile’s competitors include Electrify America, Blink, ChargePoint, Shell Recharge Solutions (formerly Greenlots), Volta, Tesla, Tritium, IoTecha, Rhombus, BP, Voltera, TerraWatt and Flo as well as the limited number of utilities granted permission by their regulators to own charging assets. As a potential provider of integrated fleet solutions, Nano Mobile’s competitors include Electrify America, Blink, ChargePoint, Shell Recharge Solutions, Volta, Tritium, IoTecha, Rhombus, BP, Voltera, TerraWatt and Flo, but utilities could emerge as a competitive force in the future, as well as other pure play charging companies aiming to capitalize on the fleet electrification trend.

The principal competitive factors in the industry include charger count, locations, accessibility and quality of the customer experience; DCFC network availability and reliability, scale and local density; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; software-enabled services; operator brand, track record and reputation; access to equipment vendors and service providers; access to public policy support and pricing; and access to capital to support network expansion.

Barriers to entry in the EV charging market may erode as a result of government intervention and various support programs, leading to more competitors with a variety of profitability objectives. Nano Mobile plans to acquire competitive advantages in delivering charging services driven by network scale, network design, experience developing and operating DCFC infrastructure, OEM partnerships, fleet and rideshare partnerships, brand equity, longstanding reputation in the industry, a well-established supply chain, differentiated station design and software enabled service offerings and network effects driven by a large number of repeat customers. Competition arising from use of other types of alternative fuel vehicles, plug-in hybrid EVs and high fuel economy gasoline and diesel-powered vehicles could inhibit growth in the EV sector.

Suppliers and Service Providers

Charging Equipment and Related Services

Nano Mobile plans to rely on third-party vendors for design, testing and manufacturing of charging equipment. At this stage of the industry, equipment is unique to each supplier with respect to components and aftermarket maintenance and warranty services. As such, equipment and services are currently singularly sourced from each supplier.

Nano Mobile intends to invest in and maintain long-term relationships with suppliers and service providers. Nano Mobile plans to design stations and EV chargers in-house and outsources production to an assortment of manufacturers. Based on a rigorous certification and qualification testing process, the Company has plans to establish commercial relationships with multiple EV charger manufacturers. Nano Mobile would typically appoint and manage specialized electrical and civil contractors to perform station construction and maintenance activities.

Electricity

Each site qualifies for a certain utility tariff based primarily on maximum instantaneous electric usage measured over a historic period. A typical electricity tariff for a site consists of (i) a fixed charge, generally based on the number of meters on site, (ii) an energy charge based on kWh used, which may vary depending on time of use (including seasons and peak hours), (iii) a demand charge, or cost charged per kW during the applicable calculation period, which is often monthly, but which may also vary depending on time of use and (iv) any applicable state and utility taxes. Most of Nano Mobile’s charging sites would obtain electricity through the Site Host. Nano Mobile would reimburse the Site Host for the cost of the electricity at a pre-negotiated rate, subject to the terms of each Site Host agreement. The negotiated rate could vary based on the Site Host’s electricity tariff, the size of the charging site and other financial incentives provided to the Site Host.

Customers, Partnerships and Strategic Relationships

Nano Mobile plans to establish partnerships and strategic relationships with key OEMs, including GM, Nissan, and Toyota, Site Hosts and fleet operators, as discussed further below. These relationships would allow Nano Mobile to access new customers and build brand awareness through co-marketing. Nano Mobile may also benefit from promotional programs sponsored by OEMs. In some cases, OEM partners could be persuaded to provide one-time or ongoing payments related to the build-out of Nano Mobile’s charger network. In all cases, Nano Mobile intends to retains mostly ownership of the chargers built under these OEM programs.

Nano Mobile plans to establish, invest in and maintain long-term relationships with Site Hosts with national and regional multi-site portfolios of commercial and retail properties. Nano Mobile’s Site Hosts would span a wide array of industries and locations, including airports, automobile dealers, healthcare/medical facilities, hotels, mixed-use facilities, municipal locations, parks and recreation areas, parking lots, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs and workplace locations. Nano Mobile intends to execute master agreements with Site Hosts that would enable the conversion of prospect sites into develop-able locations by standardizing terms and conditions for site control. Nano Mobile’s ownership model would be attractive to Site Host partners as it would allow them to offer an EV charging amenity to their customers without needing to incur upfront capital expenditures or ongoing operating costs while generating rent revenue from Nano Mobile. The benefits that would be offered to Site Hosts through Nano Mobile’s business model continue to provide Nano Mobile access to the highest quality property owners, grocery store chains, parking garages, airports and convenience stores.

Governmental Regulation

State, regional and local regulations for installing EV charging stations vary from jurisdiction to jurisdiction and may include permitting requirements, inspection requirements, licensing of contractors and certifications.

On December 16, 2019, the California Department of Food and Agriculture’s Division of Measurement Standards adopted amendments that, among other specifications, require EVSE transactions to be measured in either kilowatt hours (kWh) or megajoules. This regulation prohibits per-minute billing for AC chargers installed on or after January 1, 2021, and DC chargers installed on or after January 1, 2023. AC chargers installed before 2021 are not subject to the regulations until 2031, and DC chargers installed prior to 2023 are not subject to the regulations until 2033. Nano Mobile has been transitioning to kWh pricing across its portfolio of public chargers, beginning with California in 2021.

Generally, public utilities commissions and state legislatures across the country have determined that EV charging service providers will not be regulated as utilities. While exceptions still exist and individual state determinations are not binding on any other regulator or jurisdiction, they demonstrate a trend in the way states view the EV charging industry. Other jurisdictions are exploring similar reforms. The determination not to regulate the Company as a utility generally provides the Company with greater flexibility to set rates and frees the Company from being subject to more burdensome regulatory requirements.

Grants and Incentives

Nano Mobile will continuously pursue public grants, subsidies and incentives to reduce capital expenditures. Nano Mobile has dedicated and plans to continue to dedicate a variety of internal and external resources to monitor, submit for and utilize available grant, subsidy and incentive funding for the development of DCFCs on a state, local and national level. Nano Mobile’s network build-out and local build plans are generally informed based on expected timing for and availability of funding of this type. Nano Mobile plans to apply for grants from the California Energy Commission and Nano Mobile expects awards of these grants to have significant impacts on the EV charging landscape over the coming years.

Nano Mobile plans to benefit from the availability of federal tax credits under Section 30C of the Code, which effectively subsidizes the cost of placing in service Nano Mobile’s charging stations. The Inflation Reduction Act revised the credit under Section 30C to extend the credit until December 31, 2032, introduce the concept of transferability of such tax credits, expand the credit such that it is capped at $100,000 per item and increase eligibility requirements to require installation of EV charging stations in certain census tracts along with meeting prevailing wage and apprenticeship requirements, among other changes. See Part I, Item 1A, “Risk Factors — The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect Nano Mobile’s financial results.” for further discussion.

Nano Mobile intends to continue to vigorously seek additional grants, rebates, subsidies and incentives as an effective avenue to reduce its capital investment in the promotion, purchase and installation of charging stations where applicable.

Government Regulations to Enhance EV Adoption

The regulations mandated by the National Highway Transit Safety Administration (“NHTSA’s”) Corporate Average Fuel Economy (“CAFE”) standards set the average new vehicle fuel economy, as weighted by sales, that a manufacturer’s fleet must achieve. These standards have been established through Model Year 2026 for light-duty vehicles; however, in September 2021, the Biden Administration proposed to significantly increase these standards for model years 2024-2026 and Nano Mobile expects the administration to set standards for future model years as well. Although Nano Mobile is not a car manufacturer and thus not directly subject to the CAFE standards, such standards may still indirectly affect Nano Mobile’s business. The adoption of more stringent federal standards may create further incentives for vehicle manufacturers to increase their EV offerings, which would likely result in increased demand for charging services. Additionally, several states, including California, Colorado, Connecticut, Delaware, Maine, Maryland, Massachusetts, Delaware, New Jersey, New Mexico, Oregon, Pennsylvania, Rhode Island, Vermont, Virginia and Washington D.C., have adopted or are considering adopting bans on the sale of ICE vehicles by 2035.

Waste Handling and Disposal

Nano Mobile is and would subject to laws and regulations regarding the handling and disposal of hazardous substances and solid wastes, including electronic wastes and batteries. These laws generally regulate the generation, storage, treatment, transportation and disposal of solid and hazardous waste and may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. For instance, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the superfund law, in the U.S. and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a hazardous substance into the environment. These persons include current and prior owners or operators of the site where the release occurred as well as companies that disposed or arranged for the disposal of hazardous substances found at the site. Under CERCLA, these persons may be subject to joint and several strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the Environmental Protection Agency (the “EPA”) and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur.

The Company may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of Nano Mobile’s charging stations may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, the Company may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or in Nano Mobile’s ability to qualify the materials the Company uses for exclusions under such laws and regulations, could adversely affect Nano Mobile’s operating expenses.

Renewable Energy Markets

As part of Nano Mobile’s business strategy, the Company would market the electricity provided from Nano Mobile’s charging stations as mostly renewable. Any claims Nano Mobile would make to consumers about Nano Mobile’s use of renewable energy are subject to regulation by the Federal Trade Commission (“FTC”). The FTC Green Guides require all non-renewable energy use to be matched with RECs in order to make renewable energy claims and may also require certain statements regarding the sources of renewable energy and related RECs. Failure to comply with such regulations can result in substantial monetary penalties or otherwise impact Nano Mobile’s results of operations. Therefore, the Company purchases certified RECs in order to qualify the electricity the Company distributes through charging stations as renewable energy and will continue to purchase certified RECs in the future to substantiate claims that Nano Mobile’s charging stations are powered by mostly renewable energy.

LCFS Credits

As a prospective charging station owner and operator, Nano Mobile intends earn regulatory credits, such as Low Carbon Fuel Standard (“LCFS”) credits and other regulatory credits, in states where such programs are enacted currently, including the Fast Charging Infrastructure Program in California. These credits are generated through charging station operations based on the volume of kWh sold. Nano Mobile earns additional revenue through the sale of these credits to buyers obligated to purchase the credits to comply with the program mandates. Nano Mobile actively seeks to maximize the number of credits generated per kWh of energy sold by sourcing renewable electricity. In addition to current programs, Nano Mobile is currently monitoring implementation of Washington’s program and additional proposals in varying stages of discussions, including in New York, along with potential changes to the Renewable Fuels Standard. The availability of such credits depends on continued governmental support for these programs and regulatory frameworks that make it possible for Nano Mobile to participate in these credit markets.

Human Capital Management

Nano Mobile plans to hire and empower a team of experts and professionals with skillset and expertise in network planning, site selection, site development, permitting and engineering, equipment specification and procurement, site construction and commissioning, as well as operations, maintenance and networking of a distributed network of DCFCs across the country. Nano Mobile believes that people are the most important asset a company could boast about. The Company will endeavor on fostering a diverse workforce with different perspectives, experiences, and backgrounds to encourage innovative and creative ideas, and ultimately lead to collective success.

Nano Mobile’s prospective workforce would be essential in delivering on its business objectives. The Company’s human capital management strategy would be integrated with the overall leadership objectives (including ESG) and is designed to attract, develop, and retain a high performing workforce and evolve the Company’s culture to sustain its business, both today and in the future. Nano Mobile would be focused on maintaining a culture of inclusion and operational excellence that supports its employees, customers, and the many diverse communities it serves. The workforce is guided by its core commitments of safety, integrity, diversity, equity and inclusion (“DEI”), customer service and continuous improvement.

Nano Mobile remains steadfast in its commitment to treating people with dignity and respect. The Company is focused on maintaining the high standards of ethical conduct on which its business and reputation have been built.

As of December 29, 2023, Nano Mobile had one employee and four consultants, including accounting and legal. None of Nano Mobile’s employees are represented by a labor union or covered by a collective bargaining agreement. The Company has never experienced a work stoppage and believes in maintaining positive relationships with Nano Mobile’s employees.

Health and Safety. Nano Mobile is committed to protecting the health and safety of its employees, contractors and the communities it serves. The Company’s commitment is demonstrated by providing the tools and skill building needed to help ensure that employees can perform their work safely. Employees are empowered and encouraged to question, stop, and correct any unsafe act or condition while communicating openly and honestly on health and safety issues.

Culture. Nano Mobile recognizes that racism, sexism, ableism, classism, ageism, and discrimination exist. The Company’s vision is “Electric for All.” To uphold its vision, Nano Mobile commits to reflecting the communities it serves, upholding racial and climate justice, and eliminating environmental practices that affect communities of color. The Company is committed to building and empowering a workplace community that values its members for simply being who they are.

Talent, Attraction, Development and Engagement. From Nano Mobile’s frontline employees to its leadership roles, the Company is committed to attracting, developing and retaining a robust talent pipeline to remain competitive and to continue to provide its customers with the highest standard of service.

Nano Mobile’s employees grow through a variety of training and development opportunities at all career tracks within the organization. The Company will train its employees in everything from how it builds chargers that customers love to creating the winning charging ecosystem through new products and applying empathy, collaboration, and ownership to get results. Nano Mobile would also offer tuition reimbursement programs to its employees.

ESG Matters

Nano Mobile views ESG as integral to its business strategy and its mission to expedite mass adoption of EVs for everyone. Nano Mobile would strives to protect the environment and help tackle climate change, accelerating the transition to clean energy. Nano Mobile is also committed to the promotion of sustainable communities and the promotion of equal access. Nano Mobile believes that excellence in ESG provides a benefit to Nano Mobile’s stakeholders and the communities in which Nano Mobile operates.

Key Collaboration – Drive-EV-Mileage-Reward Program

Nano Mobile is also working with an EV Mileage Reward outfit TEVi to establish relationship that would be mutually beneficial to both entities and reward customers of Nano Mobile with TEVi tokens at zero cost to Nano Mobile or its customers. Launched on February 1, 2022 TEVi is a Drive-EV-Token rewards initiative that rewards EV drivers with TEVi for EV miles driven, similar to airline mileage program. We believe that partnering with TEVi reward initiative will further incentivise ED drivers to utilize Nano Mobile EV Charge Network and related services.

Key Components of Results of Operations

Revenue

Nano Mobile’s revenues would be generated across various business lines. The majority of Nano Mobile’s revenue would be generated from the sale of charging services, which are comprised of retail, OEM and fleet business lines. In addition, Nano Mobile generates ancillary revenues through the sale of data services, consumer retail services and the development and project management of third-party owned charging sites. Nano Mobile plans to also offer network services to OEM customers, including memberships and marketing.

Finally, as a result of owning and operating the EV charging stations, Nano Mobile earns regulatory credits such as California LCFS credits which are sold to generate additional revenue.

Cost of Sales

Cost of Revenue

Cost of revenue consists primarily of energy usage fees, site operating and maintenance expenses, warranty and repair services, and site lease and rent expense associated with charging equipment.

Depreciation and Amortization

Depreciation and amortization consists of depreciation related to Nano Mobile’s property and equipment associated with charging equipment and installation and includes the amortization of Nano Mobile’s capital build liabilities.

Gross Profit (Loss) and Gross Margin

Gross profit (loss) consists of Nano Mobile’s revenue less its cost of revenues and depreciation and amortization. Gross margin is gross profit (loss) as a percentage of revenue.

Operating Expenses

General and Administrative Expenses

General and administrative expenses primarily consist of payroll and related personnel expenses, IT and office services, customer service and network charges, office rent expense and professional services. Nano Mobile expects its general and administrative expenses to increase in absolute dollars as it continues to grow its business but to decrease over time as a percentage of revenue. Nano Mobile also expects to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations and other professional services.

Depreciation, Amortization and Accretion

Depreciation, amortization and accretion consists of depreciation related to Nano Mobile’s property, equipment and software not associated with charging equipment, and, therefore, not included in the depreciation and amortization expenses recorded in cost of sales. This also includes amortization of Nano Mobile’s intangible assets and accretion related to Nano Mobile’s asset retirement obligations.

Operating Profit (Loss) and Operating Margin

Operating profit (loss) consists of Nano Mobile’s gross profit or loss less general and administrative expenses, transaction bonus expense, and depreciation, amortization, and accretion in operating expenses. Operating margin is operating loss as a percentage of revenue.

Interest Expense

Interest expense consists of amounts paid upon the purchase of debt securities.

Factors Affecting Nano Mobile’s Operating Results

Nano Mobile believes its performance and future success depend on several factors, including those discussed below and in “Part II, Item 1A., Risk Factors.”

EV Sales

Nano Mobile’s revenue growth would be directly tied to the adoption and continued acceptance and usage of passenger and commercial EVs sold, which it believes drives the demand for electricity, charging infrastructure and charging services. The market for EVs is still rapidly evolving and although demand for EVs has grown in recent years, there is no guarantee of such future demand. Additionally, as demand increases, the supply must keep pace for adoption to continue to accelerate at a rapid pace. Factors impacting the adoption of EVs include perceptions about EV features, quality, safety, performance and cost; perceptions about the limited range over which EVs may be driven on a single battery charge; availability of services for EVs; consumers’ perception about the convenience, speed and cost of EV charging; volatility in the price of gasoline and diesel; EV supply chain disruptions including but not limited to availability of certain components (e.g. semiconductors), ability of EV OEMs to ramp-up EV production and/or allocate sufficient quantities of EV models to the U.S. market; availability of batteries, and battery materials; availability, cost and desirability of other alternative fuel vehicles, plug-in hybrid EVs and high fuel-economy gasoline and diesel-powered vehicles; and increases in fuel efficiency. In addition, macroeconomic factors could impact demand for EVs, particularly since EVs can be more expensive than traditional gasoline-powered vehicles. If the market for EVs does not develop as expected or if there is any slowdown or delay in overall adoption of EVs, Nano Mobile’s operating results may be adversely affected.

Electrification of Fleets

Nano Mobile faces competition in the emerging fleet electrification segment, including from certain fleet customers who may opt to install and own the charging equipment on their property, but believes its unique set of offerings to fleets and existing charging network position Nano Mobile advantageously to win business from fleets. Fleet owners are generally more sensitive to the total cost of ownership of a vehicle than private-vehicle owners. As such, electrification of vehicle fleets may occur more slowly or more rapidly than management forecasts based on the cost to purchase, operate and maintain EVs and the general availability of such vehicles relative to those of legacy internal combustion engine vehicles. Nano Mobile’s, and other competitors’, ability to offer competitive charging services and value-added ancillary services may impact the cadence at which fleets electrify and may impact Nano Mobile’s ability to capture market share in fleets. Additionally, federal, state and local government support and regulations directed at fleets (or lack thereof) may accelerate or delay fleet electrification and increase or reduce Nano Mobile’s business opportunity. Nano Mobile’s management is currently monitoring several key rules that may encourage fleet electrification, including California’s ACT rule and the implementation of California’s Clean Miles Standard, as well as similar proposals in other zero emission vehicle states and potential action at the federal level.

Competition

The EV charging industry is increasingly competitive. The principal competitive factors in the industry include charger count, locations and accessibility; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; DCFC network reliability, scale and local density; software-enabled services offering and overall customer experience; operator brand, track record and reputation; and access to equipment vendors, service providers, policy incentives and pricing. Existing competitors may expand their product offerings and sales strategies, new competitors may enter the market and certain fleet customers may choose to install and operate their own charging infrastructure. If Nano Mobile’s market share decreases due to increased competition, its revenue and ability to generate profits in the future may be impacted.

Government Mandates, Incentives and Programs

The U.S. federal government, some state and local governments, and certain utilities provide incentives to end-users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, grants and other financial incentives. The EV market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of EVs and EV charging stations. For example, Nano Mobile has historically benefitted from the availability of federal tax credits under Section 30C of the Code. The credits under Section 30C of the Code expired on December 31, 2021, and thus, are not available going forward for EV charging stations placed in service after such date unless such credits are extended retroactively. Current legislation under consideration in Congress includes an extension of the credits under Section 30C of the Code as of and after December 31, 2021 as well as an expansion of the credit starting in 2023 going forward to 2032. In addition, in November 2021, Congress passed and the President signed the Infrastructure Investment and Jobs Act, also known as the Bipartisan Infrastructure Law, which included up to $7.5 billion in funding for EV charging infrastructure through the Department of Transportation. The U.S. federal government offers a tax credit for qualified plug-in EVs; the minimum credit is $2,500 and the maximum credit is $7,500, depending on vehicle weight and battery capacity. These credits will begin to phase out when the vehicle manufacturer reaches certain production levels (with several manufacturers, such as Toyota, hitting such production levels this year or in the near future), and such credit has already been completely phased out for EVs manufactured by GM and Tesla, but legislation under consideration in Congress, if enacted as currently proposed, would alleviate the manufacturer cap and expand the credit both for used and new EVs. However, it is uncertain whether such legislation will be enacted, and if enacted, whether such legislation will be enacted as proposed. Various states also offer various rebates, grants and tax credits to incentivize both EV and EVSE purchases and have adopted or proposed mandates for EVs as well as mandates that aim to reduce greenhouse gas emissions through electrification such as California’s Clean Miles Standard and the ACT rule.

There can be no assurance that any of these programs will have sufficient availability or be extended, or if extended, that such extension will be effective retroactively or that these programs will not be otherwise reduced. Any reduction in rebates, tax credits, grants or other financial incentives could negatively affect the EV market and adversely impact Nano Mobile’s business operations and expansion potential. In addition, there is no assurance Nano Mobile will have the necessary tax attributes to utilize any such credits and may not be able to monetize them given the nascent state of the market for such credits or be able to monetize such credits on favorable terms. New tariffs and policies that could incentivize overbuilding of infrastructure may also have a negative impact on the economics of Nano Mobile’s stations. Furthermore, future tariffs and policy incentives may favor equipment manufactured or assembled at American factories, which may or may not put Nano Mobile’s fast charging equipment vendors at a competitive disadvantage, including by increasing the cost or delaying the availability of charging equipment, by challenging or eliminating Nano Mobile’s ability to apply or qualify for grants and other government incentives, or by disqualifying Nano Mobile from the ability to compete for certain charging infrastructure buildout solicitations and programs, including those initiated by federal government agencies.

Technology Risks

Nano Mobile relies on numerous internally developed and externally sourced hardware and software technologies to operate its network and generate earnings. Nano Mobile engages a variety of third-party vendors for non-proprietary hardware and software components. The ability of Nano Mobile to continue to integrate its technology stack with technological advances in the wider EV ecosystem including EV model characteristics, charging standards, charging hardware, software and battery chemistries will determine Nano Mobile’s sustained competitiveness in offering charging services. There is a risk that some or all of the components of the EV technology ecosystem become obsolete and Nano Mobile will be required to make significant investment to continue to effectively operate its business. Nano Mobile’s management believes Nano Mobile’s business model is well-positioned to enable Nano Mobile to remain technology-, vendor- and OEM-agnostic over time and allow the business to remain competitive regardless of long- term technological shifts in EVs, batteries or modes of charging.

Sale of Regulatory Credits

Nano Mobile derives revenue from selling regulatory credits earned for participating in low carbon fuel standard programs, or other similar carbon or emissions trading schemes, in various states and jurisdictions in the U.S. Nano Mobile currently sells these credits at market prices. These credits are exposed to various market and supply and demand dynamics which can drive price volatility and are difficult to predict. Price fluctuations in credits may have a material effect on future earnings.

The availability of such credits depends on continued governmental support for these programs. If these programs are modified, reduced or eliminated, Nano Mobile’s ability to generate this revenue in the future would be adversely impacted. In addition to current programs, Nano Mobile’s management is currently monitoring proposed programs in Colorado, New York, Massachusetts, Washington, New Mexico and several other states, along with a potential federal program, as potential future revenue streams.

Acquisition Opportunities

We do not have any current plans to acquire the assets or operation of other entities, but we believe that opportunities may become available. Should there be an opportunity to make an acquisition, our goal would be to ensure that the assets or operations to be acquired are a good fit, and the acquisition terms are in line with the benefits to the Company. Acquisitions would likely be in the form of cash and equity. The cash portion of any acquisition would likely come from obtaining financing from lenders or future equity financing rounds, neither of which have been identified. Such financing would require that the Company take on new expenses related to either the servicing of new debt or broker commission fees. Any equity used for an acquisition would come from issuing additional shares of the Company’s stock in exchange for the stock of the acquired entity. The issuance of stock would likely occur in a transaction that is not registered with the Securities and Exchange Commission and could result in the dilution of the investors in the Offering. Additionally, investor consent would not be sought if the Company had sufficient authorized shares available.

Litigation

none

 Employees

As of the date of this Offering Circular, we had one (1) full-time employee and four (4) consultants. We are also prioritizing a list of potential new hires to join our team. None of our employees is subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

THE COMPANY’S PROPERTY

Nano Mobile’ principal offices are located at:

ONE BOSTON PLACE, SUITE 2600, BOSTON, MASSACHUSETTS, 62108

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Summary of Results

The following table summarizes the results of our operations for the period ended December 31, 2022, and 2021.

Nano Mobile Healthcare, Inc.

Statement of Operations
December 31, 2022, and 2021
	2022	2021
REVENUE	$ -	$ -

OPERATING EXPENSES
General administration	770
Professional fees	700	1,950
Other operating expense
Total Operating Expenses	1,470	1,950
Net Loss	$ (1,470)	$ (1,950)
Basic and diluted weighted average common shares outstanding	3,273,765,298	2,938,765,298
Basic and diluted loss Per Share	(0.0000004)	(0.000001)

Results of Operations

Year ended December 31, 2022 compared to the year ended December 31, 2021

Revenues. Nano Mobile Healthcare, Inc., is a pre-revenue company purposing to engage in the EV industry, building and managing a portfolio of revenue-generating services in the industry. No revenues since the Company’s pivot into a new business model on August 2, 2021 through December 31, 2022.

Cost of Goods Sold. The Company, in conjunction with not having any operational revenue, has incurred no Cost of Goods and Services Sold.

General and Administrative expenses. General and administrative expenses $770 for the fiscal period ended December 31, 2022, and $0.00 for same period of 2021.

Selling and Marketing Expenses. The Company, in conjunction with not having any operational revenue. Thus, selling and marketing expenses for the fiscal period ended December 31, 2022, and 2021 were $0.

 Net Loss. For the foregoing reasons, our net loss was $1,470 for the fiscal period ended December 31, 2022, and $1,950 for same period of 2021.

Six months ended June 30, 2023

General and Administrative expenses. General and administrative expenses $975 for the six months ended June 30, 2023comprising rent of $450 and Accounting/Reporting expenses of $475.

 Liquidity, Capital Resources and Twelve Months Plan of Operations

Going Concern

Our financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. The Company incurred net losses of $1,470 for the fiscal period ended December 31, 2022, and $1,950 for same period of 2021. Initially, we intend to finance our operations through equity and debt financings.

As at December 31, 2022 and June 30, 2023, our cash and cash equivalents was $2,250. Unless we receive additional private financing or we receive a minimum of $1,000,000 from the proceeds of this Offering, we will not be able to conduct our planned operations. We estimate that if we receive a minimum of $1,000,000 of private financing or from the proceeds of this Offering, our existing capital resources will permit us to conduct our planned operations for only approximately 180 days following the date of this Offering Circular. Accordingly, our business plan is dependent on our raising sufficient proceeds from this Offering. In addition, we may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the equity of potential investors in this Offering.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Financings and Securities Offerings

Apart from the 335,000,000 shares of common stock it issued in exchange for services rendered in 2021, the Company has not been engaged in securities offerings for financing. The share sales are subject to Rule 144 restrictions.

The Company presently intends to raise additional capital to fund its operating expenses prior to the commencement of this Offering under Regulation A+, and plans to conduct a private placement of debt securities or its Common Stock pursuant to Regulation D and/or Regulation S prior to the qualification of this Offering by the SEC. The Company must raise additional equity or debt financing, both now and in the future following this Offering. However, no assurances can be made that the Company will be successful obtaining additional equity or debt financing, or that ultimately the Company will achieve profitable operations and positive cash flow.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our Common Stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Twelve Months Plan of Operations

As VNTH moves ahead to implement its business plan, it will conduct its implementation in phases.

During the first stages of our growth (until we raise $1 million or more), our officers and directors will provide all of the labor required to execute our business plan at our current location. Our officers will be devoting at least 35 hours per week to our operations. Depending on how much funds we would be able to secure, we also plan to commence the buildout of our charging network. We do not require any additional office space, until we have finished the phase of deploying all the proceeds from this offering. Once we reach this threshold (raising $1 million), our officers have agreed to hire more skilled hands as required to execute our business plan.

We have not entered into a binding agreement with the sellers of these four businesses because we are not certain that we could raise the $1 million required to acquire these businesses. There is no assurance that we would be able to acquire the businesses or that the sellers would wait for us to raise the necessary capital for the acquisition. While we are trying to raise capital through this offering, the sellers may decide to sell the four businesses to other buyers or change their mind about selling the businesses. Moreover, there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these investments or businesses:

Moreover, there can be no assurance that we will be able to raise the capital necessary to execute our business plan and also to acquire, own or hold other cashflow investments/businesses:

·	alongside financing our ongoing operation, we also intend to finance the acquisitions of other profitable operating businesses with part of the proceeds from this offering;
·	we have no additional sources or commitments to finance our operations and the acquisitions of the four identified businesses;
·	there is no guarantee that we will be able to obtain sufficient financing for our operations and the acquisitions of the four identified businesses;
·	we have not entered into a firm written agreements to acquire because their owners is requiring a proof of fund prior to entering binding agreement;

Within the next twelve months, we intend to use the first $1 million we could raise to hire employees and start the buildout of our EV charging network. Thereafter, we intend to use the remaining $3 million to retail and residential properties where we could intall our EV charging network in order to consolidate our commercial position and improve our cash-flow and financial condition.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; $600,000 to $1 million in estimated fund receipt)
    Hire the needed staff to implement our business plan.
    Sign agreements with site owners to start build out of our EV Charging Network;
    Acquire necessary agreement and infrastructure needed for the business.
  Month 3-6 Phase 2 (1-3 months in duration; cost control, process improvements, admin & mngt.).
    Integrate sites into the Company’s model – consolidate the operations of the sites including integration of their accounting and finance systems, synchronization of their operating systems, and harmonization of their human resources functions.
    Sell more of the offering and use the proceeds to effectuate our business plan.
    Complete and file required semiannual reports and other required filings for the half
  Month 6-9: Phase 3 (1-3 months in duration; $3 million in estimated fund receipt)
    Identify and acquire complementary/similar businesses or assets in the target market
  Month 9-12: Phase 4 (1-3 months duration; use free cash flow for more installations)
    Run the businesses efficiently, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and reducing excesses and also identifying and executing growth strategies
    Acquire other service-providers in the industry at or below their book-value or undervalued businesses, restructure the businesses, and sell the businesses for profit or hold them for cash flow.
  Operating expenses during the twelve months would be as follows:
    For the six months through June 30, 2024, we anticipate to incur general and other operating expenses of $238,000.
    For the six months through December 31, 2024 we anticipate to incur additional general and other operating expenses of $328,000.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our current business plan is not successfully executed, our ability to fund our EV Charge-Stations and related services efforts would likely be seriously impaired. If in the future we are not able to demonstrate adequate progress in building out our charging network, we will not be able to raise the capital we need to continue our business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Credit Facilities and Accounts Payable

We do not have any credit facilities or other access to bank credit. We do not have any account payable balance as at December 29, 2023.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We may, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

As of the date of this Offering Circular, we do not have any contractual obligations, commitments or contingencies.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

As a company that intend to provide financing to other small businesses, in the ordinary course of our lending business, we would typically be exposed to market risk of the sort that may arise from changes in interest rates. However, since we have not started our planned lending business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year.

Critical Accounting Estimates and Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 2 to the Financial Statements describes the significant accounting policies and methods used in the preparation of the Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Financial Statements.

We are subject to various loss contingencies arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted.

We recognize deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled. Future tax benefits have been fully offset by a 100% valuation allowance as management is unable to determine that it is more likely than not that this deferred tax asset will be realized.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office (Date of Appointment)	Approximate hours per week for parttime individuals
Executive Officers:

Roy Watson (1)	President and CEO	69	September 13, 2023	20

Directors:
Roy Watson (Mr. Watson represents Alpharidge Capital LLC, the controlling shareholder)	Director, Chairman of the Board	69	September 13, 2023 until next annual meeting	10

(1)	Mr. Roy Watson was elected as a director of the Company pursuant to the terms of his nomination by Alpharidge Capital the controlling shareholder, on September 13, 2023

Roy Watson, Chief Executive Officer, Director

Roy Watson was appointed as the President, CEO and Director of the Company on September 13, 2023.

Mr. Watson is a small business specialist, accountant and affordable housing professional with over 40 years of experience, Mr. Watson has held other officer or director positions in other companies including:

1. Director since December 12 2022, at Telefix Communications Holdings, Inc.

2. Director since January 1, 2023, at Starwin Media Holdings, Inc.

3. Director since January 1, 2023, Medical Supply International USA, Inc.

4. Director since January 1, 2023, NutriPure Beverages, Inc.

5. Director since January 1, 2023, Petlife Pharmaceuticals, Inc.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2022 and as at December 29, 2023, our officers and directors were compensated as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)		Total compensation ($)
Roy Watson	Chief Executive Officer, Director	0		0	0

(1)	Mr. Watson has not received any compensation from the Company since September 2023 when he became the President and CEO.

In the future, the Company intends to pay its officers, directors and other employees, which will impact the Company’s financial condition and results of operations, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company may choose to establish an equity compensation plan for its management and other employees in the future.

For the fiscal year ended December 31, 2022 and as of December 29, 2023, we paid our officers and directors as a group $0.00.

Other than set forth above, there are no future compensation plans or arrangements for officers and directors of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of December 29, 2023, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of our capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of our capital stock:

			Amount and
		Amount and	nature of
	Name and	nature of	beneficial
	address of	beneficial	ownership
Title of class	beneficial owner	ownership	acquirable		Percent of class (1)
Preferred Stock	Alpharidge Capital LLC (controlled by Frank I Igwealor and Roy Watson) (2)	50,000,000		0	100.00%
Common Stock	Roy Watson (2)	0		0	0.00%
Common Stock	Frank I Igwealor (2)	300,000,000		0	9.16%

(1)	Based on 3,273,765,298 shares of Common Stock and 50,000,000 Preferred Stock outstanding as of December 29, 2023.
(2)	This Corporation or person’s address is 370 Amapola Ave., Ste 200A, Torrance, CA 90501

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last two full fiscal years and the current fiscal year, there are no other transactions or proposed transactions involving the Company and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Articles of Incorporation, as amended, and bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of Nano Mobile’ capital stock, you should refer to the Articles of Incorporation, as amended, and bylaws of the Company and to the applicable provisions of Delaware law.

The Company is authorized to issue 8,000,000,000 shares of Common Stock par value of $0.0001 per share. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Delaware. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Delaware provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of the Company with any corporation, or any liquidation or disposition of any substantial assets of the Company.

The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions. As shown in the articles, our Common Stock is entitled to 15% of all voting power of all classes of outstanding shares of the Company’s preferred and common stock.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is 50,000,000. The Company’s Preferred Stock control 85% Super-Voting Power over of ALL combined classes of ALL issued and outstanding shares of Nano Mobile Healthcare, Inc. The rights of the shares of the Preferred Stock are enshrined in our restated/amended articles of incorporation. The critical part addressed the percentage of voting powers reserved to the Preferred Stock. As shown in the articles, our Preferred shares is entitled to 85% of all voting power of all classes of outstanding shares of the Company’s preferred and common stock.

Warrants

None

SECURITIES BEING OFFERED

General

The Company is offering Shares of its Common Stock. Except as otherwise required by law, in the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company and the selling shareholders are offering shares of its Common Stock, par value $0.0001 (the “Common Stock”) in this Offering. The Company is qualifying up to 4,000,000,000 shares of Common Stock in this Offering (based on the assumed offering price per share set forth on the cover page of this Offering Circular).

The authorized capital stock of the Company consists of Common Stock, par value $0.0001 per share, and preferred stock, par value $0.001 per share (the “Preferred Stock”). The total number of authorized shares of Common Stock of Nano Mobile is 4,000,000,000 and the total number of authorized shares of Preferred Stock is 50,000,000.

As of December 29, 2023 there were 3,273,765,298 shares of the Company’s Common Stock outstanding and 189 shareholders of record.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), at the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Our Common Stock is listed to trade on the OTC Markets Group OTC Market tier under the symbol “VNTH.” Any over-the-counter market quotations reflect inter- dealer prices, without retail mark-up, mark-downs or commissions, and may not necessarily represent actual transactions. Under Regulation A, shares of Common Stock that we sell to non-affiliates of the Company in this offering are freely tradeable and not restricted. Any securities purchased in this offering by affiliates of the Company are considered control securities.

Our shares are subject to Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. The rule defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock and may affect the ability of shareholders to sell their shares. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors must make a special suitability determination for the purchase of the security. Accredited investors, in general, include individuals with assets in excess of $1,000,000 (not including their personal residence) or annual income exceeding $200,000 or $300,000 together with their spouse, and certain institutional investors. The rules require the broker-dealer to receive the purchaser’s written consent to the transaction prior to the purchase and require the broker-dealer to deliver a risk disclosure document relating to the penny stock prior to the first transaction. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent to customers disclosing recent price information for the penny stocks.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Delaware. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Delaware as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 7,273,765,298 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Although this is a Tier 2, Regulation A+ offering, the Company would require that most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purpose of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Udo Ekekeulu, Esq., Alpha Advocate Law Group PC.

REPORTS

Following this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC on 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 29, 2023.

NANO MOBILE HEALTHCARE, INC.

By:	/s/ Roy Watson
Roy Watson
CEO
December 29, 2023

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Roy Watson
Roy Watson
Principal Executive Officer, Director
December 29, 2023

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Roy Watson
Roy Watson
CEO
December 29, 2023

PART III: EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	12/29/2023
2.2	Bylaws		1-A	12/29/2023
3.1	Series A Preferred Certificate of Designation		1-A	12/29/2023
4.1	Subscription Agreement		1-A	12/29/2023
6.3	Registered Public Accountant Consent		1-A	12/29/2023
12.1	Legal Opinion and Consent		1-A	12/29/2023
12.1	Audited Financial Reports for 2022 and 2021		1-A	12/29/2023
12.1	Unaudited Financial Reports for June 30, 2023		1-A	12/29/2023